Exhibit 10.9

With God’s Help

Unprotected Lease Agreement

Conducted and signed in Tel Aviv on January 31, 2008

Between:	Atirey Yeda Ltd Incorporation Number: 51- 276926-6 Address: Eliezer Ben-Yehuda 9, Tel Aviv, (Hereinafter: “The Lessor”)
On the one hand;

And:

Mobileye Vision technologies Ltd Incorporation Number: 51- 2700436 Address: Hartoom 12, Har Hotzvim Jerusalem (Hereinafter “the Tenant”)
On the other hand;

Whereas:      The Lessor is the exclusive owner of the rights to the plot of land known as block 30243 in plot 115 on Har Hotzvim Jerusalem on the attached registered Licensed Rights marked Appendix A’, on which there will be erected the building described below (Hereinafter: “The building”);

And whereas: The Tenant has expressed interest in leasing from the Lessor, and the lessor is interested in leasing to the Tenant by means of a free, unprotected Lease as defined below; all this in accordance with this Lease Agreement’s terms and its appendixes;

And whereas: The Tenant declares that his business is recognized as a “Know How” and/or “High–Tech” industry according to the attached Appendix B’ certificate and /or by law;

Whereas:       The Lessor is willing to lease the Tenancy to the Tenant according to this Agreement’s terms;

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Thus stated, it was stipulated and agreed between the parties as follows:

1.	The preamble of this agreement is an integral part of the agreement, and it should be regarded as an integral part of this agreement and its terms.

2.	Definitions

In this agreement, the following terms will be interpreted as follows:

“The Agreement”	This Agreement with all its appendices.

“The Tenancy” -

The area will be according to the blueprint, that will be rectified before the delivery date (gross) as for the Building, all as delimited and marked in red on the attached blueprint as Appendix A1’ of this agreement and parking as detailed in the following section 7. Hereby clarified that the Tenancy does not include existing and/or additional building percentages of real estate, and these will belong at any given time exclusively to the Lessor.

The final Tenancy’s area will be fixed by an Authorized Surveyor on behalf of the Lessor, who will measure the Tenancy according to the following definitions, before the delivery date and in all cases not later than a month before the occupation date. It is agreed that the Lessor and the Tenant will chose the Authorized Surveyor together and will share his fees equally (50:50 each).

In avoidance of doubt, it is hereby clarified, that for every purpose, the Tenancy, according to this Agreement will be dealt with on the basis of the Tenancy’s gross surface, as defined by the said Authorized Surveyor, and that this area will be definite and no appeal made, even if a future measurement will be different from the detailed one.

“Gross Area” in this Agreement: The Tenancy’s area, including external walls and including all the C wing’s staircase area, as well as half the width of the walls shared by the Tenancy and the public area and the internal walls, in addition to his proportional part (the Tenants net area relatively to the total net area in the Tenant’s floor) of the public areas on the entrance floor as detailed in the blueprint and also the proportional part of the technical facilities of all the building including the roof and the parking basements, as defined and marked in the blueprint.

“The project manager”	Ehud Tayar Project Management Ltd or any other manager at the Lessor’s discretion.

“The cost of living index” or “the index” -	“The cost of living index” (including fruit and vegetables) as published by the Central Bureau of Statistics or any other official body or institute that will replace it.

“The basic index”-	The known cost of living index on the agreement’s signing date, the index published on 15.1.08 standing at 102.5 points.

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“The building” -	A three story building, situated on the real estate and known as Ehad Ha’am street 108, in Tel Aviv

“The known US$ exchange rate on this Agreement signing day”. The official exchange rate, as of 31.1.08, 1US$ = 3.646 NIS.

“Interest for arrears”:	The total of arrears’ interest revalued amount will bear the customary highest rate of the date in the Jerusalem bank Ltd for unauthorized overdrafts. A written notice from one of the Bank’s Managers concerning the included interest will be conclusive evidence for the interest rate.

“The contractor”:	Danya Cebus Ltd and/or any other contractor with the same capacities at the Lessor’s discretion.

“The Real estate”	The block 30243 in plot 115 known as Har Hotzvim 9 Jerusalem.

2a. The Lessor’s declaration

a.	That it is the sole owner of all the ILA’s registered leasing rights of the land Appendix A including the right to lease the Tenancy, according to the above Appendix A terms and that there is no law and/or legal limitations to lease the Tenancy and/or the real estate and/or the Lessor to the Tenancy’s lease and its occupation subject to this Agreement.

That he has revealed to the Tenant all the details and all information the Tenant needs in order to examine the physical, planning and legal state of the Tenancy, and that he has delivered all the necessary information as detailed in the following section 2b 2’, without limiting the Lessor’s declarations;

The Lessor declares that the building (on the envelope level) will be built by contractors on his behalf according to the plans and the legal building rights and that on the Lease commencement date it will hold all the required certificates for the use and occupation of the Tenancy under any law.

b.	To the best of his knowledge, there are no impediments to his engagement in this Agreement with the Tenant, including matters relating to the TPS applying to the building, to the Tenancy and to the building Tenancy’s building permit.

c.	It is hereby acknowledged and declared, that on this Agreement’s signing date, a building permit was delivered to this project as attached in Appendix C’ and that at this stage, the Tenancy is in the Lessor’s preliminary planning stage.

d.	That the Tenancy and the building are pledged and mortgaged to the Jerusalem Bank Ltd (hereinafter “the Bank”) at the Company’s Register, the Land Register or any other Register to which the Lessor undertook to assign the rental fees received under this Agreement’s terms. The written assignment rights on the rental fees are attached in Appendix D’ of this Agreement. Subject to the said assignments, this Agreement does not transfer any rights to a third party.

2b. The Tenant undertakes as follows:

a.	That it has the economic means to fulfill this Agreement.

b.	The Tenant declares that it has seen and examined the real estate on which the building will be erected and its surroundings, from their physical, planning and legal aspects, and the Tenancy, and/or its plans and/or the specification and/ or the Tenancy’s blueprint, including the Tenancy’s place in the building, the Tenancy and the building’s planning stage at this Agreement’s signing time, and that it was revealed to him that in the building, among others a

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restaurant and/or a coffee shop and their like will be active, and areas used for different purposes as permitted by the Master plan, and that it received from the Lessor and other authorities all the information required and that subject to the Lessor’s declarations, it found the Tenancy complying with the Lessor’s declarations and its needs hereby protecting himself from any complaint about the Tenancy and/or the building’s suitability and/or to the Lessor’s declarations, and/or the quality of the Tenancy, and/or any other complaint, apart from a hidden defect. It is hereby agreed that with the transfer of the possession to the Tenant, the parties will write an orderly transfer protocol in which the condition of the Tenancy will be described and that in case of any impairment or defect, these will be mentioned only in this protocol (hereinafter “The Delivery Protocol”). After the impairment’s repair, as noted in the Protocol, the Tenant will confirm that it waives in advance any complaint concerning the unsuitability of the building to its use and/or any other complaint about the building’s condition.

c.	That he has read the Permission Note and/or any other document and that it complies with the definitions of a Tenant by all laws.

d.	That he has been informed that most of the building is intended to be leased to Know - How and/or High Tech firms, and that it is the Lessor’s intention to undertake that the project be occupied by firms that comply with this definition and have been recognized by the Investment Center as Approved Enterprises, or firms that have been recognized by the Lessor as dealing in a suitable branch to deliver services and/or a project targets’ related branch.

e.	To sign the Agreement and all its attached appendices and keep all its terms.

f.	The Tenant declares that all the “finishing” works as stated in this Agreement will be done on its behalf by contractors according to the legal plans and building.

3.	Non-Application of the Tenants’ Protection Law

a.	It is explicitly stated and agreed that the Tenancy is in a new building that will be completed after 20.9.1968; that this Lease is made with the explicit condition that the Tenant will not be entitled to the provisions of the Tenants’ Protection Law, including the Tenants’ Protection Law (consolidated version) 1972 with its amendments and any other law to be enacted dealing with Tenants’ Protection (hereinafter “the Tenants’ Protection Law”).

b.	The Tenant declares that he did not pay and will not pay, directly or indirectly, key money and/or any other payment for the Lease or part of it; that the Tenant is not a protected tenant and that the law does not and will not apply to the lease of the Tenancy by this agreement.

c.	The Tenant declares that all the investments that he will make in the Tenancy including equipment and facilities will be done for its exclusive use and he will be prevented from claiming that they include key money or payments by clause 82 of the Tenants’ Protection Law (consolidated version) 1972 or any payment that entitles him to any rights in the Tenancy and that he will be prevented from claiming from the Lessor, participation or return, in full or in part, for the said investments.

d.	The Tenant knows that the Tenancy is leased to the Tenant, among others, based on his above declarations and he will be prevented from any claims or

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complaints in relation of him being a protected tenant or that he has in the Tenancy more rights that those accredited to him by this Agreement.

4.	The Lease

The Lessor hereby leases to the Tenant and the Tenant rents the Tenancy from The Lessor in an Unprotected Lease according to the Tenants’ Protection Law for the exclusive aim of leasing, for a period and on terms as detailed in the above and following Agreement.

5.	Adjustments in the Tenancy.

Adjustments works carried out by the Tenant

The Lessor undertakes to build the building and/or the Tenancy according to the attached and authorized plans as Appendix B1 (There will be no material alterations in the plans implementation unless required by law.

a.	The Tenant will receive the Tenancy as authorized holder, at the date notified by the Lessor and in any case not before the completion of the building’s frame not later than 15.4.08, to allow adaptation works for the Tenant, financed as fixed by this Agreement as follows and/or Appendix A 1.

The Tenant will be allowed to receive the Tenancy’s floors for the carrying out of adaptation works when the floor’s framework is concluded, clean and free from any matter, without cladding and external completion works including windows and internal walls.

It is hereby clarified, subject to that stated in the alteration Appendix that the date for the rent payments will be the delivery date.

It is hereby declared and agreed that during the building period, as defined below, with advanced agreement between the parties, and subject to the Tenancy’s planning as quoted in the following § 5, the Lessor will receive all the building’s systems up to the Tenancy’s door, except for the main electricity and communication’s lines that are in the floor’s electrical cabinet, and it is agreed that the Tenant will maintain, at his expense, and according to this Agreements terms, the connections of these lines, from the floor’s electrical cabinet, in the course of the adaptation works as defined later (hereinafter “The Tenancy’s connection to the central systems”). The Tenant hereby undertakes, to cooperate and instruct every consultant, contractor and/or whoever represents him, to cooperate with the Lessor, his consultants, contractors and/or whoever represents him, in everything that is connected to the Tenancy’s connection to the central systems. It is hereby declared and agreed that if the Tenant and/or whoever represents him does not cooperate as defined, delays might occur in The Tenancy’s connection to the central systems, and that in such a case the Lessor will bear no responsibility that the Tenancy’s connection to the central systems will be completed before the end of the building period, and any delay related will not be held as a cause for the delay of any of the Tenant’s undertakings deriving from this Agreement and the Tenant undertakes that he will make no request, claim or complaint concerning that, and that this is not a cause to delay any of its undertakings by this Agreement (including, but not only, paying rents, management fees, taxes, fees etc.,), unless the delay in the Tenancy’s connection to the central systems was caused by an act of negligence or omission by the Lessor, and unless the Tenancy’s connection to the central systems after the end of the

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building period prevented the reasonable use of the Tenancy for the tenancy’s purposes.

b.	The Tenant will plan and carry out in the Tenancy, at the Tenant’s exclusive responsibility and at his expense, all the necessary works to adapt the Tenancy to the tenancy’s aims and to his needs, all that according to this § 5, the following § 14 and all other of this Agreement’s instructions and terms.

c.	The Tenant will plan through the Lessor’s safety, electricity, air-conditioning, plumbing and fire consultants and at the Tenant’s expense as well as through consultants and planners in other fields, as necessary, on behalf of the Tenant and at his expense and responsibility, all the works carried out by the Tenant in the Tenancy from the period starting with the reception of permission and ending on the delivery date, so as to adapt the Tenancy to the leasing aims and needs (respectively above and below: “The preliminary adaptation works” and “The building period”).

It is hereby agreed that in all matters concerning the preliminary adaptation works that will be carried out in the Tenancy during the building period, the Lessor will be involved in the process of choosing the consultants on behalf of the Tenant (that are not among these consultants) and performing contractors, and that every agreement with any consultant and contractor will be subject to his approval. The cost of the works and services will be subject to the Lessor’s prior approval that will be delivered within 14 business days from the final consultant/contractor’s bid to the Lessor (the final bid – the result of common negotiation of the parties with him). It is hereby clarified that the Lessor will not be responsible for the work’s quality and the schedule.

It is also agreed, that subject to the stated above and below, the Tenant will carry out in the Tenancy, on the Tenant ’s exclusive responsibility, at his expense and through contractors on his behalf, the preliminary adaptation works, in line with the directives and the terms of this Agreement. It is clarified and agreed that the Tenant will receive the Lessor’s prior and written approval, for every contractor employed to carry out the said works, also, as far as the fire detection and alarm system in the Tenancy are concerned, the Tenant will use exclusively the Ofek Company’s services that supply these systems to the building, and as for the Tenancy’s air conditioning, the Tenant will only use the Electra Company’s services; all that on the basis of the price agreed between the Lessor and the contractors, respectively. It is also agreed that the Danya Cebus Company will appoint an Employment Ministry authorized safety manager for the works in the Tenancy.

d.	The preliminary adaptation works will be done, as mentioned above, by the Tenant, on his full responsibility and at his expense. However, it is agreed that, subject to their implementation according to this Agreement’s terms, the Lessor will participate in the financing of part of the fixed preliminary adaptation work costs, as defined below, to the amount of up to $300, plus VAT, for every m2 of the gross offices’ area in the Tenancy (hereinafter “The Lessor’s participation”), All that subject to this Agreement supplements’ instructions.

The Lessor’s participation in the preliminary adaptation works, as detailed above, will only apply to the preliminary adaptation works in the Tenancy, that are carried out according to this Agreements instructions, until the beginning of the Tenancy, and will remain in the Tenancy when the Tenant will evacuate it, and they consist of a change and/or an improvement and/or an addition to the infrastructure or to the Tenancy’s systems and/or a building addition, adaptation and finishing works. To avoid doubt, it is clarified, that the

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framework of the preliminary adaptation works, in which the Lessor will participate as stated above, will include the electricity expenses, including installation, the payment to contractors for the job and the systems and that ,among others, the said Lessor’s participation, will not apply to additional consultants or to the purchase of mobile equipment such as furniture, kitchen equipment, computers, communication equipment that is not wiring or endpoints (the adaptation works detailed in this paragraph will be named: “the fixed preliminary adaptation works”).

Subject to other of this Agreement directives and to the following paragraph, the Lessor will pay the Tenant the Lessor’s participation in the fixed preliminary adaptation works, or any part of them, according to the suppliers credit for contractors and that solely when payment approved bills are presented to the Lessor, including the conclusive tax invoices for the full and final payment that the Tenant has transferred to the contractors 15 days before their payment and subject to the Lessor receiving all the said paid contractors’ bills, after they were approved in writing by the Lessor’s controller. It is agreed that if the Lessor will be late in paying all the Lessor’s participation, or any part for a period of up to 15 additional days (after the15 days detailed above), such arrears will not be assumed as a breach of this Agreement. The Lessor’s payment to the Tenant for all the said Lessor’s participation will be done against tax invoices that the Tenant will deliver to the Lessor.

It is clarified and agreed that the VAT payment for the Lessor’s participation will be made on the legal payment date, and not together with the Lessor’s participation payment.

g.	The Tenant will appoint a controller, engineer or a practical engineer that deals with building, in writing (hereinafter “The controller”). The Tenant notify that on the date of engagement to this lease Agreement it appointed Ram Engineers Ltd and/or Mr. Moshe Rabinovitch on its behalf, as his controller (this section does not commit to an attachment to a third party). It is clarified and agreed that the controller will be an engineer, architect or a practical engineer registered in the building profession (architecture, building or machinery or industry and management) whose main business is in the building profession. The Lessor will not withhold his approval except for reasonable cause.The controller will coordinate the planning and the planning staff and will control the coordination work in the Tenancy and will be trusted as to the quantity’s approval documents, control the implementation of the preliminary adaptation works (including the fixed preliminary adaptation works), according to this Agreement’s instructions and the approval of payment to the contractors.

Additionally, the project manager will be authorized to give instructions and authorizations on the site for the work procedure methods on the site, and the Tenant undertakes to abide by his instructions and order the controller to do so. Also, the Tenant hereby undertakes to instruct all his contractors, his controller and all those coming on his behalf, and are connected to the preliminary adaptation works, to sign the attached Management Company’s work procedure form (Appendix b of this Agreement), to work accordingly; this being the responsibility of the Tenant. . The Tenant undertakes to notify the Lessor of the planning meetings and the Lessor will be allowed to participate in them, or decline to do so, at his own discretion.

Notwithstanding the above mentioned, the connection to all the building systems (Air conditioning, electricity, water etc.) will be coordinated with the project manager and subject to his approval and by his instructions. The

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Lessor or people on his behalf undertake to participate in the meetings relevant to these matters, with advance notice. The Tenant undertakes that he, or whoever on his behalf, will coordinate with the Lessor in reasonable time in advance on all the said meetings.

It is clarified, that the above (including, but not only, the Lessor’s approval certificates and/or the project manager for the plans, works, choice of consultants and contractors) to commit the Lessor or the project manager responsible for the Tenancy’s planning and/or the adaptation works and/or their quality and/or their suitability to the Tenant and his needs and/or to the timetable of their implementation and completion and/or particularly for the date of the beginning of the Tenancy and the Tenant hereby relieves the Lessor of all responsibility for this and waives any claim in this connection.

It is hereby agreed and clarified, that the Lessor’s undertaking of the date of the implementation of the adaptation works in the Tenancy, as aforesaid, is not an undertaking about the conclusion of the project and/or the structure and/or the building and/or the any part in them and/or the project’s development works and/or the parking areas, up to this date and not completing the said projects matters will not be a cause to claim that the Tenancy is not ready for the execution of adaptation works, as long as at that date the Tenancy is reasonably accessible and in any case the works needing completion do not prevent the adaptation works.

The Lessor is obliged to assign a working elevator in the building or a crane at the works disposition. A building elevator or a crane controlled by an operator will serve for the loading of raw materials and lifting loads. If there are a number of residents doing adaptation works, the operators costs will be divided among them, every resident paying proportionally to his Tenancy’s area and only during the implementation of the adaptation works.

The Tenant is responsible for the careful use of the elevator and will protect it with wooden walls. The Tenant will be responsible for any damage to the elevator during the works’ execution and will repay the Lessor on first demand for any related expense.

It is clarified, that all the building works in the Tenancy are done on the Tenancy’s floor that is partly occupied and that the path for the passage of workers, equipment and building materials from the loading elevator to the Tenancy (as well as the moving of waste from the Tenancy to the loading elevator) passes through a public elevator’s lobby. The Tenant is responsible to protect the said lobby (floor and walls) during the preliminary adaptation works and in this period only, by means of plaster and wooden boards in the lobby, at his responsibility and expense. The Tenant undertakes to remove these boards carefully from the lobby and according to this Agreement and the management firm’s instructions, immediately on the preliminary adaptation works’ completion. It is clarified and agreed, that there is a total ban on the deposition of building materials and equipment in the public area in the floor and/or the construction, and that it is the Tenant’s responsibility to ensure that the public area on the floor be accessible to the public at all times.

The Tenant undertakes to promptly remove all waste from the Tenancy’s area and the building, according to all the project manager’s instructions and directives, and subject to his prior explicit approval, in writing, about the conditions and way to undertake the said removal.

Additionally, the Tenant hereby undertakes, not to occupy the Tenancy before the work of division and building in the Tenancy. The Tenancy’s division, including all the passages and the emergency corridors to the emergency

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stairs, will be planned under the Lessor’s safety consultant’s instructions according to the path’s directives of the building permit, and will be approved in advance and in writing by the Jerusalem municipality fire prevention department (hereinafter “The Unit” and “The department” – according to the subject). Also, the Tenant hereby undertakes, to present the Lessor on the Tenancy’s completion of the preliminary adaptation works, and as a condition of its occupation and the beginning of its use for tenancy’s aims, a fire protection certificate from the unit, for the work done.

6.	The Tenancy delivery and the building completion

a.	When the Tenant will transmit the rent as detailed in the following section 11(c), management fees and pledges as detailed in the following section 23, subject to the Tenant standing by all his undertakings in this Agreement, and the Lessor’s standing by his undertakings to adapt the Tenancy as stated in the above section 5 and subject to its directives, the Lessor will deliver to the Tenant the exclusive possession of the Tenancy up to October 1, 2008 (hereinafter “The delivery date”).

b.	Without prejudicing this Agreement’s directives, it is clarified that in any case of delay in the delivery date the Lessor will notify the Tenant in an advance written notice not later than 7 days before the delivery date.

c.	Without prejudicing the above paragraph a’, it is hereby agreed that the delivery date will be delayed in cases of “force majeure and/or natural disasters and/or legal directives or authority’s order and/or any other reason out of the Lessor’s reasonable control or expectation. A said delay will not be considered as a breach of the Agreement and will not entitle the Tenant to any remedy. The end of the basic Lease period will be delayed according to the delivery delay.

d.	The delivery date or the delayed delivery date according to above § b’, c’ and d’, hereinafter: “The delivery date”.

e.	The Tenant is bound to receive the possession of the Tenancy on the delivery date, subject to the fulfillment of all the Lessor’s undertakings by this Agreement including this Agreement’s § 6 directives. The Lessor will deliver the Tenancy with the participation of a Tenant delegate. If the Tenant does not show to receive the Tenancy’s possession on the said delivery date, the Lessor will be deemed as standing by his undertaking to deliver to the Tenant the possession of the Tenancy on the delivery date, despite the fact that the Tenancy was not actually delivered on that date and the payment obligations for the rent, the management fees, municipal taxes and all other payments by this Agreement will apply to the Tenant from the delivery date.

f.	Annulled.

g.	The Tenant is aware that construction works in the structure where the Tenancy is ongoing and will continue. The Tenant hereby undertakes, that as long as these works will not prevent reasonable access of the Tenant to the Tenancy and the reasonable use of the Tenant in the Tenancy, the Tenant will have no complaints and/or requests and/or claims to the owners, the Lessor, the management firm and/or anyone on their behalf in connection to the said works and/or in connection to their direct and indirect results.

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h.	Additionally and deriving from the aforesaid, the Tenant undertakes to allow the Lessor and/or his representatives and/or his employees and/or anyone on his behalf, to do any work or technical arrangements or others, including repairs such as: laying pipes, cables, wires, cesspools and the like, in the Tenancy or other parts of the structure or in common properties, or in the land on which the building stands. Activities that he has to do inside the Tenancy will be done after prior written coordination with the Tenant. As soon as the said works are completed, the Tenancy’s condition will return to its former position, subject to the works done, and in consideration of the reasonable use of the Tenancy by the Tenant.

To avoid doubt, it is clarified that the Lessor will be allowed, even after the completion of the structure and after the delivery date, to do works in the gardens and in other parts of the structure and/or the building that are not the Tenancy, including, but not only, development works on the condition that such works do not prevent the reasonable use of the Tenancy by the Tenant.

Also, addition of floors and/or floor parts and/or increasing the areas that are legally usable in the structure will not be considered as a breach of the said Lessor’s undertakings, as long as these do not obstruct the reasonable use of the Tenancy by the Tenant or his rights by this Agreement.

The Lessor will be allowed to make changes in the structure plans and/or the Tenancy if it will be required to do so by a competent authority, on condition that these alterations do not prevent the reasonable use of the Tenancy by the Tenant.

i.	It is hereby agreed and clarified, specifically, that until the delivery date, the Tenant will not provide the Lessor, for any reason, with the payments, pledges, and certificates that he has to provide the Lessor by this Agreement, in full and according to the stated and detailed in this Agreement, including the rent, the management fees, the pledges and a certificate to take out an insurance policy; the delivery of the Tenancy to the Tenant will be delayed from the delivery date, as defined above, until the time when the Tenant will stand by all his said undertakings. The insurance policy will only be annulled a few days after the occupation so as to allow organization time – and prevent a situation whereby there is no insurance coverage.

However, it is hereby clarified and emphasized that the delay in the Tenancy’s delivery, deriving from the Tenant’s reasons, will not be considered a cause for any complaint and/or claim against the Lessor and will not cause the delay of any of the other dates fixed in this Agreement, including, but not only, the Lease’s beginning and the various payment dates.

7.	Parking

According to the Lessor’s plans, the project will include an internal roads system for the use of the project’s tenants and their guests in which the entrance, the driving and the parking arrangements will be set by the Lessor and/or the service firm. The project will also include indoor covered parking spaces that will be primarily intended for the project’s units tenants use (hereinafter “The covered parking”); (hereinafter “The covered parking” will be called the “parking areas”). The parking arrangements in the parking areas will be dictated by the Lessor and/or the service firm. The Lessor may assign vehicles entrance permits to the project’s area based on a calculated scale that he will determine and that may change from time to time. This plan can be altered and does not bind the Lessor.

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a.	The Lessor is entitled to run the project’s parking areas or order that the parking areas be managed by a service firm or by a body that he deems fit.

b.	The Lessor and/or the operating body, as applicable, will fix the parking’s rights and terms in the parking areas. The Lessor will offer the Tenant, as part of the lease in this Agreement and by a scale fixed by the Lessor as detailed in the Appendix of changes in this Agreement, for his use in the framework of the parking areas. The assignment of parking lots will not be on the basis of assignment of specific places but on the basis similar to the method of exclusive assignment to vehicles with subscription rights. However, the Lessor and/or the operating body may assign the use of specific parking lots at their discretion and prevent the Tenant from using the spaces they allocated for f special use, to the public or other needs, as it deems fit.

c.	Whether the parking areas be maintained and operated by a service firm or otherwise – the costs deriving from the maintenance and operation of the parking areas will be calculated separately from the said services costs set in the services agreement. The Tenant will share the maintenance and operating costs of the parking areas, including, without derogating the aforementioned, municipal taxes, insurance, equipment, electricity, cleaning, guarding and others, according to the number of places as fixed in Appendix a1, divided by the total number of parking lots in the parking area. The maintenance sum will be paid to the Lessor or to the operating body or the service firm, as applicable and according to the notice of the Lessor to the Tenant from time to time at the Lessor’s discretion.

d.	The provisions of this section will not diminish the Lessor’s right and/or whoever represents him to manage the parking areas and to change the parking arrangements, and to fix and/or change the entrance arrangements to the project’s area and the circulation in it and all in the way and the conditions that will find fit, provided that it will not cause damage or change clauses detailed in the Agreement supplement. In exchange for the parking’s use, the Tenant will pay the Lessor fees as detailed in the Agreement supplement. In any case of the Lease’s termination or its cancellation, as applicable, the right of parking use will be cancelled automatically. This Agreement’s provisions applying to the Tenancy will also apply to the parking.

8.	The purpose of the lease

a.	Without derogating the aforesaid, the tenancy’s purpose is a “Know How” industry; all this provided that it does not cause inconvenience to the other residents in the building and/or the environment and provided that the use will not exceed the structure’s building permit. The Lessor undertakes and declares that the lease’s purpose complies with the TPS and the building rights applicable to the real estate.

The Tenant is obliged to get all the necessary licenses for the running of his business in the Tenancy and to post signs, if necessary. Not obtaining them will not be considered a cause to shorten the Lease or for a delay or diminishing the rent even in the case of the business closure as a result of the lack of a said license. That, subject to the Lessor having carried out all his undertakings as the Tenancy’s owner toward the relevant authorities and by this Agreement and unless not getting the said license is a direct and exclusive result of the lack of fulfilling the Lessor’s undertaking, subject to the Tenant having posted in writing the Lessor a reasonable warning to

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correct the breach and in the meantime the breach was not fixed. It is hereby agreed, that if, for any reason, deriving from this Agreement’s terms or as a result of legal directives, the Lessor’s agreement or signing will be required to obtain the licenses and permits detailed in this above section in the frame of the law applying to the Tenant by this Agreement, the Lessor will abide by this request, and will fully cooperate with the Tenant including signing on every request and/or document connected to getting the licenses, provided that this does not impose on the Lessor responsibility and/or liabilities and/or expenses.

The Tenant hereby declares, that he is aware that using the Tenancy not for the leasing purpose, or without the required certificates and/or permits might cause very heavy damages to the Lessor, including the breach of tenancies agreements with other residents in the tenancy and therefore the Lessor will be entitled, in addition to other aid, to receive injunctions against the said operation.

The Tenant is aware that the Lessor may grant uniqueness and/or exclusivity to certain businesses in the structure and/or to prevent the existence of certain businesses and so to create a certain balance, at his discretion. The Tenant declares, that no said uniqueness and/or exclusiveness was granted to him in connection to the Tenancy and to the business that will proceed in it and that the Lessor may and might lease spaces for the running of similar businesses and even identical to his own and he waves any complaint and/or claim in this connection.

b.	Nothing from that stated in this Agreement will be considered as permission of the Lessor to the Tenant to use the Tenancy and/or to operate businesses in it without permits and/or by deviating from it.

c.	The Lessor is not responsible to the Tenant for obtaining the licenses or permits from the competent authorities necessary to operate and run the Tenant’s business in the Tenancy, and all subject to the supplement. The Tenant hereby undertakes to obtain every required license and see that his business will operate by the required license from every municipal, governmental or other applying authority, including, without derogating the generality aforesaid, a fire prevention license that must be obtained in the planning stage and in order to adapt the Tenancy to the Tenant’s needs.

d.	The Tenant is responsible, during the Lease period, for renewing the licenses and the permits required so that the Tenancy’s operation and the work in it will be in line with the relevant law, and according to every license’s terms and/or provisions and/or bylaws that will be set from time to time by the competent authorities related to the Tenant business in the Tenancy.

e.	If any authority has conditioned the license to operate the Tenant business in the Tenancy, requiring alterations or installation in the Tenancy, the Tenant will have to ask the prior Lessor’s agreement to make the said changes and this Agreement; provisions concerning alterations and installations will apply, with necessary changes, for these alterations and installations.

f.	The tenant declares that he is versed in his business and the necessary license conditions and that before signing this Agreement he was given an opportunity to examine and that he has actually examined the project, the structure and the Tenancy’s suitability for the leasing purpose and the possibility to obtain the necessary license or licenses to operate the

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leasing purpose in the Tenancy as it is, and all subject to the Lessor’s declarations and his undertakings by this Agreement.

9.	The Lease period

a.	Subject to the execution of all the Tenant undertakings by this Agreement, the Lessor hereby leases to the Tenant and the Tenant rents the Tenancy from The Lessor in an unprotected lease for a period of 60 (sixty) Months (hereinafter “the basic Lease period”) that starts on the delivery date.
b.	Subject to the execution of all the Tenant’s undertaking by this Agreement, in full and on time, the basic Lease period will be automatically extended for an additional subsequent Lease period that starts immediately at the end of the basic Lease period and ends after 60 (sixty) Months after the basic Lease period (hereinafter “the Extended period”).

The Tenant will be allowed to notify the Lessor of his intention not to extend the basic Lease period for an extended period, in a registered letter to be delivered at least 6 months before the end of basic Lease period.

In the extended period the rent will be adjusted as detailed in the following section 10 (b).

Subject to the aforesaid, all the Lease provisions of this Agreement will apply in the extended period.

The basic Lease period and the extended period will be referred in this Agreement, in short, “The Lease period”.

c.	Subject to the Lessor right to evacuate the Tenant from the Tenancy, as detailed in this Agreement, the tenant will not be entitled to shorten the Lease period and/or evacuate the Tenancy and/ before the expiration of The Lease period. If, despite the aforesaid, the Tenant evacuates the Tenancy, before the expiration of the said Lease period, or will cease using it, the Tenant will be obliged to honor all his liabilities and the payments for all the Tenancy’s area up to the end of the Lease period.

d.	This Agreements provisions will apply in full during the extended period, and be subject to special provisions that relate to a special Lease period.

10.	The rent

a.	During the basic Lease period the Tenant undertakes to pay the Lessor for the Tenancy monthly rent totaling $11.5 (eleven US$ and fifty cent) US$) per m2 (gross) of the Tenancy’s area per month, as detailed in the above section 2, and $90 (ninety US$) for parking rights per month (hereinafter “the basic rent”).

b.	At the beginning of the extended period, the rent will be raised by 10% (ten percent) relatively to the rent at the end of the basic Lease period (hereinafter “the adjusted rent”). The basic rent and the adjusted rent will be referred to below as: “The rent”.

c.	The rent and all other payments in this Agreement, stated in US$ will be translated and paid in NIS, according to the official exchange rate at the payment time, for the payment of every payment according to this Agreement’s instructions.

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11.	The rent payment

Subject to the fixed in the Agreement’s supplement, the following instructions will apply:

a.	Apart from the first tenancy year, in which the Tenant will pay the rent a year in advance, as stated in the changes appendix to this Agreement, the Tenant will pay the rent, as stated in the above section 10, in advance for every quarter (three months of the Lease period), on the first day of the stated three months.

b.	All the payments applying to the Tenant by this Agreement will be paid by the Tenant as stated before until 11.0A.M., by bank transfer and/or any other way, in accordance with the Lessor’s provisions. When the payment does not fall on a business day, the payments will be paid on the following business day.

c.	On the delivery date, as a condition to the Tenancy possession’s delivery and on the beginning of every extended Lease period, as applicable, all that on the date fixed by the Lessor, the Tenant will pay the Lessor the rent and the management fees, in addition to the applicable VAT, for the first quarter of the Lease period.

It is hereby clarified, that after the area’s measurement, by this Agreement, the parties will calculate the total payment that was paid in advance to the Lessor, for the first quarter as stated above, relatively to the payment that the Tenant has to pay according to the Tenancy surface as fixed in the said measurement and, subject to them, will fix the following detailed pledges, respectively.

d.	Payment by checks, EFT authorization and/or any other means of payment will not be deemed as payment, and only the actual redemption of the checks and/or the actual sums bank transfer to the Lessor will be deemed as rent payment.

e.	The Tenant will pay the Lessor rent and all the other payments due by this Agreement, for every Lease period, even if for a reason that is not the Lessor’s responsibility, the Tenant will use only part of the Tenancy and/or only part of the time, willingly or otherwise.

f.	The Tenant hereby waives any claim and existing and/or future offsetting cause for any sum whether fixed or not from the rent and/or the management fees and/or any other payment due to the Lessor and/or the management firm by this Agreement.

g.	It is agreed that the reception of any payment by one of the parties will not be deemed by the receiving party in connection with the fulfillment of other undertakings of the paying side toward the receiving side and will not prevent any claim from the receiving side to the other, as may be.

h.	In any case, when the Tenant owes the Lessor other charges, the Lessor will be entitled to decide, at payment time, and at his discretion, to which account the sum will be charged, provided that it decrease liability in the best way possible.

12.	Other payments

a.	In addition to all the other payments, detailed in this Agreement, including management fees, the following payments will fall to the Lessor during all the Lease period:
(1)	All the government and/or municipal taxes, fees, levies and/or to the electricity company and/or to others including payments of all sort and type that are imposed or will be imposed on the Tenancy and/or the business it manages including municipal taxes, business tax, sign tax etc. as well as any tax and/or levy and/or fee that is imposed by view of their nature and/or will be imposed on holders and/or tenants, including taxes, fees and levies that will be

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imposed on the common property as defined above according to the Tenant’s relative part. The Tenant will pay the stated payments on the date fixed for the payment. If he does not act as stated, the Lessor will be entitled, subject to a prior written notice of 7 days, to pay the said payment on the Tenant’s behalf. In such a case the payment will be deemed as a rent arrear. Every debt that applies by its essence to the Tenancy’s owner will apply to the Lessor.

(2)	All payments for the electricity, related to the Tenancy use and operation. The Tenant’s meter will be installed at the Tenant’s expense and in his name. The public meter will be installed at the Lessor’s expense and in his name.

(3)	Maintenance and management fees as detailed in the following section 16 and in line with other provisions of this Agreement and its appendices including the management agreement.

(4)	All payments related to water, sewage, and phone in the Tenancy and every payment applying the Tenancy’s maintenance and use.

b.	The Tenant undertakes to notify in writing the municipality, and other bodies related to his Tenancy’s lease. Soon after the Tenancy beginning, the Tenant undertakes, if and in such a way that the Lessor asks of him, to transfer to the Tenant’s name the water, phone, municipality and/or any other payment related to the payment and/or any tax applicable to the Tenancy and/or its use and that the Tenant is obliged to pay by this Agreement. Immediately at the end of the Lease period, the Tenant will return all these accounts to the Lessor’s name. All these stated actions will be the Tenant’s responsibility and at his expense.

c.	Whenever a sum that the Tenant has to pay the Lessor by the above section 12(a), is based on an account related to all the building, the Tenant will pay the Lessor the appropriate proportion of the whole account, provided that the calculation is based on the Tenant’s surface part of the whole building, for which the account is paid.

d.	It is hereby agreed, that if the delivery date is delayed for reasons that do not derive and/or are connected to the Tenant, as stated in this Agreement, the Tenant obligation to make all the payments detailed in this section will apply from the delayed delivery date.

13.	Value Added Tax

The Tenant undertakes to pay the Lessor VAT on the VAT payment date, in addition and together with every payment of rent, management fees, including the connected interest and linkage and/or interest in arrears as well as every payment due to the Lessor by this Agreement and/or that the Lessor has paid for the Tenant, and the Tenant has to return to the Lessor; all this against legal tax invoices.

This section’s provisions will apply if another tax or levy will be imposed and added to the VAT or replace it and/or any other tax that will be imposed and apply to payment that the Tenant has to pay by this Agreement’s provisions. The rule for VAT is the same as for rent for all purposes.

14.	Alterations in the Tenancy after the occupation date

a.	The Tenant may make in the Tenancy only (not including public spaces, or toilets and lobbies) at his expense and responsibility, after the Lessor’s prior agreement in writing, works and/or alterations necessary for the erection

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and/or shifting of internal fixed or movable partitions, installation of a phone system, air conditioning, electricity and/or communication installations, for the connection and establishment of its machinery, computers and equipment, and all additional or other work or change deemed necessary in the Tenant opinion for the running of his business in the Tenancy, changes that may damage the construction, the walls, the water, the air conditioning or the electricity systems and/or changes affecting the structure’s appearance, whether the external or the internal appearance, or on the reasonable use of the structure by the other units users, and that subject to the following:

(1)	Receipt of the Lessor’s approval for the plan and the specifications of the said works, in advance and in writing, that will not be denied but for reasonable cause. It is agreed that at the Lessor’s request, the Tenant will present to the safety consultant – who will be chosen by the Lessor - for examination, in advance and in writing. It is agreed that the Tenant will bear all the expense, costs and fees related to the examination of the plan and the specifications by the safety consultant as stated.

(2)	The Lessor and the safety consultant, as stated, will be entitled to require making changes in the works’ plan and the specifications, and the Tenant undertakes to change them according to the Lessor and the safety consultant’s requirements and to start the implementation of the works only after the Lessor and the safety consultant have approved them in writing.

(3)	In addition to the aforesaid, the delivery of the Lessor’s approval for the works is subject to the Tenant’s delivery of copies of the insurances policies to the Lessor according to the following section 18.

(4)	All the works will be done by qualified professionals, on the accepted level for buildings of High-Tech industries of a similar kind in Israel, and according to Israeli standards and law, at the Tenant’s expense, his exclusive responsibility and subject to the Lessor’s instructions or his representatives. The works that will be done after the signing of this Agreement for the adaptation of the Tenancy to the tenancy’s purposes will be executed in full cooperation with the project manager and under his full control. Works that will be done after the adaptation of the Tenancy as stated will be done in cooperation with the management firm and under its full control, and the Tenant will care for and be responsible that all the contractors carrying out the works on his behalf and/or for him, will follow the project manager, or the management firm’s instructions, respectively, in all matters concerning the works execution. It is hereby clarified and agreed, that the project manager, or the management firm’s decisions, respectively, will be final; binding the parties and not subject to appeal in all matters of the works execution in the Tenancy, including but not only, in matters concerning the method of the works execution, the connection to the central systems, materials and work quality, the equipment, materials and works prices, the cleanliness of the Tenancy and its surroundings, hygiene and safety of work, transfer and transportation of equipment and materials, works deficiencies and defects, damages caused to the building on all its systems, in connection to the works, and the responsibility for them.
(5)	The Tenant will carry out works in the Tenancy in a manner and way that will not disturb the activities in any part of the structure and/or the other tenants, and he undertakes to strictly fulfill all the Lessor’s and the management firm’s instructions and to use all the means to prevent such interference.

(6)	The Tenant will bear responsibility for any damage caused, during and deriving from the works done in the Tenancy, to any person or property, including to the structure and the Tenancy, whether the work was done by the

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Tenant himself or by his delegate, and whether or not they were approved by the Lessor or by his delegate.

(7)	The Tenant agrees and approves that any amount that he will spend to make the alterations to adapt the Tenancy to his needs, as stated above, will not impart him toward the Lessor the right of return or to any payment for the sums and/or the alterations he has done as stated – not in the Lease period and not in the Tenancy’s evacuation, nor after the evacuation, whether the Lessor has asked the Tenant after the Lease period to return the Tenancy to its original condition or not. It is clarified, that if the Lessor does not require the Tenant to return the Tenancy to its original condition before the alterations’ implementation, the alterations will remain in the full ownership of the Lessor and the Tenant will have no rights to any return from them, including if they have improved the Tenancy. To avoid doubt, The Lessor may condition the stated works requiring their removal at the end of the Lease period or the Tenancy’s evacuation and to return the Tenancy to its original condition before the alterations’ implementation. All the expenses for the said works and the return the Tenancy to its original condition will be at the expense and responsibility of the Tenant.

(8)	The Tenant will obtain from the institutions and the competent authorities, at his expense, the necessary authorizations and permits required for the alteration works, if needed.

b.	Immediately after the completion of the works, as stated in this section, the Tenant undertakes to present the Lessor and the management firm “AS MADE” updated plans of all the works and/or the alterations done.

c.	Beginning at the Tenancy’s occupation date, Mr. Mordechai Warburg will be the safety officer, on behalf of the Tenant in the Tenancy, and he will be in charge, on behalf of the Tenant, to obtain all the permits and upholding the required standards to fulfill the fire department requirements, that are from time to time, including: (1) receiving the permits of all the materials’ producers and the works’ performers by the above section 14(a), about their standing in meeting the standards, as soon as the works are completed, and the delivery to the Lessor on first demand; (2) getting an authorization for the Lessor, on demand, concerning the fulfillment of the fire department standards in the following: electricity works, fire detection and extinguishing, firewalls, the surfaces and the walls done by the Tenant and/or on his behalf in the Tenancy. (3) Current care that the escape corridors to and from the Tenancy be free at all times.

The safety officer will be available at all times, by phone that will be delivered by the Tenant to the Lessor and to the management firm immediately after signing this Agreement. The Tenant may change the Safety officer’s identity, by advanced written notice.

The Tenant is liable to any damage caused to the Lessor and/or any person and/or or body and/or property deriving from non appliance of instructions and/or safety and security procedures in the Tenancy, by this Agreement and the relevant competent authorities. The Tenant hereby undertakes indemnify the Lessor, on first demand, for any damage and/or expense caused to the Lessor from any claim or request to the Lessor and/or his delegate caused by the Tenant’s abstention from fulfilling safety standards and/or the Tenant’s abstention from fulfilling the instructions and undertakings detailed in this Agreement.

If the Tenant does not fully apply the undertakings of the above § 14 (c), even after the Lessor presented him a 7 day written notice, the Lessor will be

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allowed (but not obliged) to personally carry out the activities and the undertakings applying to the Tenant, or part of them, as stated, and the Tenant will refund the Lessor his expenses plus 15% management fees, on his first demand and according to that detailed in the demand. This section’s content does not reduce the Tenant’s duty to fulfill all his undertakings by the above §14 (c), as stated, and/or diminish the Tenant’s responsibility, as detailed in the above section, for any action and/or any deed that the Lessor will do resulting from the Tenant’s abstention from fulfilling his undertakings as detailed in this section.

The Tenant undertakes not to organize and to implement any alteration, repairs, improvement additions or any building works that are in any way in the Tenancy (hereinafter “works”) without the Lessor’s prior written approval. If works have been done without the Lessor’s approval, or without derogating its right to regard that as a breach of this Agreement, the Lessor will be entitled to require the Tenant to demolish the works and in this case the Tenant will be bound to do so and to do all the repairs in the Tenancy that result from the demolition so as to return the Tenancy to its condition before the works were done; all that within 14 days from the Lessor’s request, and if the Tenant does not comply, the Lessor is authorized to do it at the Tenant’s expense or retain the ownership and the Tenant agrees that the works will be in exclusive ownership of the Lessor ,without any return.

d.	The Lessor will not allow other tenants to use the elevators adjacent to the Tenancy for building works.

15.	The use of the Tenancy

a.	Without derogating the validity of the Agreement’s other provisions, the Tenant undertakes to accurately fulfill the laws, the regulations and the bylaws applying to the Tenancy and its use, to the business and the activities conducted in it, and to pay in full and on time penalties and payments he is charged, if any.

b.	The Tenant is aware that the Lessor and/or the services firm are not responsible for any damage and/or nuisance caused to the Tenant, if caused, by anyone of the residents or the project’s adjacent buildings and/or their delegates, and/or from any third party, and he declares and agrees that by signing this Agreement he waives in advance every right of claim and/or request from the Lessor and/or the service firm for any damage and/or nuisance caused to him as stated.

c.	The Tenant undertakes to compensate the Lessor and/or the service firm and indemnify them for any damage or expense caused to the Lessor and/or the service firm by a claim against the Lessor and/or the service firm – criminal or civil for the need to defend against such a claim’ as far as the claim drives from the Tenant’s or his delegate’s negligence or by not fulfilling or breaching the Tenant’s undertakings by this Agreement.

d.	To manage the work only on the Tenancy site and to use the Tenancy only for the tenancy’s purposes and not for any other purpose, while ensuring to uphold all the management agreement’s provisions and those that will be set by the management firm subject to the management agreement, including the instruction relating to the transportation of goods to the Tenancy and from the Tenancy. The Tenant undertakes that all those connected to him in trade business, his guests and his delegates, will ensure upholding the management firm’s instructions. The Tenant undertakes to use the Tenancy, the facilities and the equipment in it and/or the structure (and outside the Tenancy) in a careful and reasonable way and to do his best that, during all the Lease period, the Tenancy and all the connected facilities be in proper condition, operative,

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orderly and clean. The Tenant will prevent causing any damage or harm to the Tenancy and to the facilities in the structure and to immediately repair, at his expense, any damage caused to the Tenancy and/or the structure’s facilities resulting from his use of the Tenancy and/or by deeds and/or omissions of the Tenant and/or his employees and/or his guests and/or his suppliers and/or his customers and/or his delegates.

e.	To keep the Tenancy and its surroundings clean and not to put and/or keep any equipment, stock or other movable and/or any other goods in the Tenancy’s yard and/or the structure and/or any other space outside the Tenancy, and to avoid using any of the building’s parts, apart from the Tenancy for any purpose, except for use as a passage way to the Tenancy.

It is hereby clarified that the Tenant will not be allowed to install in the Tenancy dining rooms, kitchens, kitchenettes and any of the like unless of he has received prior and written approval from the Lessor and if he receives a said approval he will be entitled to act only according to the conditions that will be set, if any, in the permit. The Lessor will not prescribe his approval to unreasonable conditions. The stated in this section does not derogate the Tenant’s right to plan and build a kitchen, a dining room, a club and/or kitchenettes in the preliminary planning stage of the Tenancy.

If any of the Tenant’s movables will be found outside the Tenancy, and the Tenant will not remove them at the Lessor’s first written demand, the Lessor will be entitled, but not obliged, to remove them from the building and/or the area, at the Tenant’s expense, and he will bear no responsibility for their integrity.

Refraining from applying the Lessor’s rights concerning the aforesaid, does not mean he agrees with keeping the movables as stated outside the Tenancy, and it will not entitle the Tenant the right to go ahead and keep movables, as stated, and it will not prevent the Lessor from enforcing any procedure to which he is entitled by law and/or by this Agreement’s terms.

f.	Not to cause any nuisance, discomfort and unpleasantness, including noise, smells, infections and other hazards that exceed the reasonability framework considering the structures’ character, the other tenants in the structure, the people situated or visiting the area in which the Tenancy is situated, the neighbors and/or the environment.

The Tenant hereby undertakes not to discharge into the sewage system, and not cause to discharge into it, sewage not acceptable or not complying with the Health Ministry’s instructions on the matter and/or by law.

The Lessor is entitled to impose special expenses for waste removal from the structure on a Tenant that regularly and currently produces, in his tenancy waste and/or garbage in a quantity that is, in the Lessor’s opinion, excessive .

The Tenant hereby undertakes and agrees not to enter the air conditioning rooms in the structure, which are managed exclusively by the management firm. If the Tenant breaches this section’s instructions and this results in damages to the air conditioning facilities, the Tenant will bear all the costs of repairing the damage, plus interest in arrears, according to the Tenant payment’s delay.

g.	To abide by all laws, the provisions and the bylaws that apply and/or will apply to the Tenancy, its use and the business, the works and the activities carried out in it by the Tenant, during the Lease period, and be responsible toward the Institutions and the Governmental and Municipal Authorities for the payment of any penalties, deriving from not complying with this section’s instructions.

h.	In order to access the Tenancy, one must use exclusively the access roads that are marked in the approved plan and that will be existing in the future, park the

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vehicle and the transport vehicle in the designated places and abstain from the use of motor vehicles and others that may harm the access ways and the parking areas, provided it does not contradict the stated in the supplement.

i.	To pay accurately all the payments due to the Lessor and/or to the competent authorities on the stated payment dates.

j.	To allow the owners and/or the Lessor and/or their delegates to visit the Tenancy at all reasonable times, after a minimal 48 hours prior coordination with the Tenant (except in urgent cases) provided the purpose of the is mentioned in the coordination notice, and to examine its condition and its use so as to evaluate the application of the provisions fixed in this Agreement or by law and that necessitate entering the Tenancy and including:

(1)	To carry out in the area of the Tenancy any necessary repairs, for the structure’s needs, or any of its parts.

(2)	To carry out building activities and/or demolition that the Lessor may carry out under this Agreement.

(3)	To show the Tenancy to potential buyers and/or tenants.

(4)	If part of the structure’s systems are located in the Tenancy, and the access to them is through the Tenancy, the Tenant will allow the Lessor and/or the management firm and/or their delegates access to these systems at all times, for repair or examination.

The Lessor is aware that the Tenant runs his business in the Tenancy carefully keeping safety and security procedures. The Lessor will abide by the Tenant’s instructions in everything concerning his stay in the Tenancy and he agrees in advance not to enter the Tenancy without prior coordination and with the continual escort of the Tenant’s delegate. The Lessor is aware that breach of this section’s provisions might cause the Tenant considerable heavy damages for which the Tenant will be entitled to repairs from the Lessor. However, this section’s instructions cannot derogate the Lessor’s right to enter the Tenancy in cases of emergency and/or in cases in which there is no reply from the on-call, whenever the case , in the Lessor’s opinion, cannot stand a delay.

Notwithstanding the stated in this Agreement, the Tenant will appoint an on-call/ on-calls on the Tenants behalf that will be available at all times at short notice (24/7) for emergency cases, and in case of an emergency, the Lessor will call these on-calls. If the on-call or any person does not respond to the Lessor’s and/or the management firm’s call, the Lessor will be allowed to break into the Tenancy in order to deal with the emergency. At the end of every work and/or repair, and subject to them, the Lessor will return the Tenancy to its original condition, in reasonable time, at most within 10 days from the reception of an explicit notice from the Tenant or – if the non-return of the Tenancy to normal, prevents the reasonable use of the Tenancy – as early as possible after the stated receipt of an explicit notice. If the Lessor does not act to return the Tenancy to its normal function according to the aforesaid in this section, the Tenant will be allowed to carry out the return to work of the Tenancy to normal, only through an authorized and qualified contractor, and the Lessor will bear the actual reasonable cost of the necessary work, subject to the receipt of a tax invoice from the Tenant.

k.	The parties agree to keep the instructions of the competent authorities connected to the arrangements and procedures of fire prevention and extinguishing, civil guard, safety and security, and to purchase at their expense (according to the division of all the equipment necessary within the net surface

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of the Tenancy will be on the Tenant and what is outside of the Tenancy, on the Lessor), according to the instructions of these bodies, all the equipment for prevention and safety necessary to apply and keep the aforesaid instructions, and to connect the structure and/or the Tenancy to the floor’s service center.

l.	At the Lessor’s request, to demolish and/or change any addition or alteration introduced by the Tenant into the Tenancy and/or the structure that was not built according to this Agreement’s provisions and to return the Tenancy and the structure’s state to normal: all that at the Tenant expense.

m.	The Tenant hereby undertakes not to hang or install ads, posters and/or other advertising mediums in the area and/or any part of the structure. The signs, their place, sort, size and form will be fixed by the Lessor, at his exclusive discretion, and will be installed by the Lessor, at the Tenant’s expense. The Lessor or the management firm will be allowed to take away, or remove any poster or banner that the Tenant displayed contrary to this section’s statement.

n.	For avoidance of doubt it is hereby explicitly clarified that the Tenant is not allowed to install air-conditioning or any other electro-mechanic equipment in the Tenancy’s walls and/or windows.

16.	Maintenance and repairs

a.	In return for the payment of the sums stated in the following section c, the Lessor undertakes to supply the maintenance services detailed in the following section b, himself and/or the management firm (above and below: “The management firm” / “The services firm”), all on the terms detailed below and in the management agreement. As long as a management firm was not appointed and/or established, the Lessor will serve as a management firm for this Agreement and the management agreement’s requirements.

By signing this Agreement and as a condition to the signing, the Tenant undertakes to sign an agreement for all the Lease period, as formulated by the Lessor from time to time, and to sign every update or addition to the agreement, as required by the management firm and/or the Lessor, from time to time (above and below: “The management agreement”) and he undertakes to fulfill all the management agreement’s provisions and to abide by all his undertakings by the management agreement. The management agreement will be presented for signing by the Tenant after signing this Agreement. If the Tenant does not sign the management agreement, or if the Tenant breaches the management agreement, it will be deemed as a breach of this Agreement by the Tenant, and it is explicitly clarified that non-payment by the Tenant of the management’s fees to the Lessor or to the management firm in order and on time, will be deemed, among others, as a basic breach of this Agreement by the Tenant. Also, it is clarified that the services do not include the Tenancy’s interior including the Tenancy’s interior’s cleaning that are not included in the services received from the Lessor or from the management firm. The Lessor undertakes that all the other tenants on the office floors will sign the same text of the management agreement.

b.	The maintenance services provided by the Lessor and/or by the management firm will be at least of the sort, the size and the terms described here:

(1)	Structure’s maintenance, Mechanical systems’ maintenance, public installation, public sewage, public electricity including an emergency generator, elevators’ maintenance, gardening, public signs maintenance, public areas cleaning.

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(2)	Air-conditioning services including the maintenance of the central cooling system and supply of cooling services during the day, 7 days per week.

The Lessor will provide the Tenant, if it is required, cooling services in winter also and that to the scope and terms on which they will agree.

It is clarified and agreed, that the Lessor undertakes to provide central air-conditioning services in the public areas up to and as far as the Tenancy’s entrance and that the air-conditioning services do not include handling and maintaining the air-conditioning facilities inside the Tenancy. The Tenant is solely responsible for the system and all the air-conditioning facilities inside the Tenancy.

For avoidance of doubt, it is hereby clarified that subject to the Lessor’s undertaking to repair breakdowns, if any, in the central air-conditioning system only, including inside the Tenancy, this agreement does not make him responsible for stoppages that might occur in the air-conditioning facilities either by breakdowns, by maintenance work or any other reason and the Tenant will not be allowed to demand and/or receive from the Lessor any compensation and/or damages and/or facility for any reason.

For avoidance of doubt, the Tenant will bear all the costs for the handling and maintenance of the air-conditioning facilities inside the Tenancy, in addition to the management fees.

(3)	Environmental maintenance – Within a scope that will be determined from time to time by the Lessor, at his absolute and exclusive discretion (hereinafter: “The maintenance services”)

c.	In return for the maintenance services, including the electricity expenses for the air-conditioning, the Tenant will pay the Lessor or the management firm, according to the Lessor’s choice, in addition to the management fees detailed in the above § 10 and as stated in the supplement a’1 to the Agreement, the management fees, detailed in the management agreement (above and below: “The management fees” or “The management firm maintenance fees”).

The Tenant will pay the maintenance fees as stated above in advance for every 3 months of the Lease period, together with the rent, as detailed in the above § 11.

d.	Together with the maintenance fees, the Tenant will pay the VAT applying to these payments on the VAT payment dates.

e.	For avoidance of doubt it is agreed that the Lessor and/or the management firm will not be deemed, together and separately, the “guards” of the Tenancy and/or its contents in relation to the provisions of the Guardians’ Law 1967.

f.	The Tenant undertakes to notify the Lessor and/or the management firm, immediately and without delay of any loss, breakdown or damage caused to the Tenancy or part of it.

g.	Notwithstanding the aforesaid, the Tenant undertakes to immediately repair at his expense, any defect or breakdown for which the Tenant is responsible by this Agreement, within seven (7) days of their occurrence, or in a shortest time possible, if it will be necessary in the opinion of the Lessor and/or the management firm.

h.	If the Tenant does not comply in full with the undertakings of § f’ and g’, the Lessor and/or the management firm will be entitled (but not obliged) to personally attend to the maintenance and repairs that apply to the Tenant after which the Tenant will reimburse the Lessor and/or the management firm, as applicable, for all the expenses paid in this case immediately on first demand

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and according to the said request. The content of this section does not derogate from the Tenant’s obligation to carry out the repairs in the Tenancy himself.

i.	For avoidance of doubt, when a management firm has been appointed to manage the building, any complaint by the Tenant to the management firm will not be a cause for a claim on the Tenant’s side towards the Lessor. Notwithstanding the stated in this subsection, it is agreed that if the management firm materially breaches its undertakings deriving from the management agreement, and the breach was not corrected after the receipt of a 14 days written warning from the Tenant, and as a result of this breach the Tenant cannot reasonably use the Tenancy for the Tenancy’s purposes, the Tenant will apply in writing to the Lessor, and the Lessor will undertake to make every effort to repair the breach in reasonable time as applicable. It is also hereby agreed, that in cases as stated, in which, after severe damages to the systems and/or to the leased structure for which the management firm is responsible, the use of the Tenancy by the Tenant will be prevented, and if the management firm does not start to repair the hindrance, as soon as it is informed about the hindrance, The Tenant will be allowed to apply to the Lessor in writing and the Lessor will make every effort to repair the breach in reasonable time ,as applicable.

If the Lessor does not act as stated in the above subsection, the Tenant will be allowed to carry out the work to repair the breakdown /hindrance, only through an authorized and qualified contractor, and the Lessor will bear the actual reasonable cost of the necessary work, subject to the receipt of a tax invoice from the Tenant.

j.	The management firm may, at its discretion and from time to time, determine the scope, essence and nature of the activities that it will execute their sort and essence. The management firm may also decide what part of the activities defined in the management or other agreements will be performed by them, if any, when and for what period.

k.	If the Tenant will be recognized as an entity that has breached the service agreement toward the management firm in a final court ruling, the said breach will be deemed as a breach of the Tenant’s undertakings toward the Lessor in that agreement.
l.	For avoidance of doubt it is hereby clarified that the stated in this section does not impose on the Lessor the duty to perform any management and maintenance services in the project. If the Lessor chooses to carry out management and maintenance services by himself, the provisions of this section will apply, subject to the necessary changes, on the delivery of the services by the Lessor.

The Lessor may, without any agreement from the Tenant, carry out any building activity, change or addition to the project and the structure, all that at the Lessor’s exclusive discretion, as it will deem fit to do from time to time, provided that this does not change the Tenancy and that it will not harm the benefit from or the use of the Tenant from his Tenancy except by law.

m.	The Lessor may make any use of other parts of the structure or the project or of any addition it has built or will build to the project, without limitation and without need to ask for consent from the Tenant; all that at the Lessor’s exclusive discretion, and as he may find as fit from time to time.

n.	If the Lessor had decided to make a change or addition in the Tenancy’s area he will not do so during the Lease period, unless the Tenant’s prior consent has been given. This section does not apply to that stated concerning the Lessor or the management firm activities in the service agreement.

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o.	If the Tenant will not maintain the Tenancy in a proper state and/or will not make repairs as needed in the Tenancy and/or will not return the Tenancy to the Lessor at the end of the period of Tenancy in a satisfactory condition, as stated in this Agreement and/or if the Tenancy is damaged during the period of Tenancy that was not repaired by the Tenant, then, in addition to any other rights accorded to the Lessor, in this case according to this Agreement’s provisions and/or by law, the Lessor may do any repair and/or any action deemed fit to repair the damage and/or return the situation to normal; all that at the Tenant’s expense.

p.	The Tenant hereby undertakes to pay the Lessor, on first demand, all the sums that the Lessor has paid for the activities that the Lessor has carried out according to the defined above. The Lessor’s accounts of the above expenses will be evidence of their accuracy and the Tenant will undertake to pay the bills immediately upon their submission to him by the Lessor.

q.	Any delay and/or standby, lack of response, lack of action or lack of taking measures on the Lessor’s part will not be interpreted in any way as a waiver on the Lessor’s part on any of his rights deriving from this Agreement toward a continuing breach on the Tenant’s part, provided that the Lessor renounces explicitly, and in writing, any of his rights.

r.	If the Tenant will breach all this Agreement or any of its clauses and will not correct the breach within a reasonable time despite being warned in writing in a notice in which a reasonable time was suggested to correct the violation and whenever the Tenant will not pay the rent on time ,the rent and/or any monies and/or expenses and/or taxes and/or sums and/or other payment due by him deriving from this Agreement or any of its parts in the fixed time and not even within seven days from the day he was required in writing to mend the breach - the Lessor may, without derogating other given rights by law, and/or according to this Agreement, cancel the Agreement and require the immediate evacuation of the Tenancy and/or to fix a date for the evacuation of the Tenancy, as it sees fit, and in such a case the Agreement is cancelled on the date fixed by the Lessor.

s.	The Tenant will be allowed to participate in the building’s resident’s meetings, and to vote in the meetings according to his proportional part in the structure on any purposes related to the building maintenance, its systems and the public areas in it provided that it is connected to the benefit and its use of the Tenancy and/or of the adjacent public area.

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17.	Warranty

Notwithstanding the Tenant’s responsibility by law for loss, injury, damage or failure that might have been caused to the body and/or properties of any person or body during and resulting from work done in the Tenancy, by the Tenant and/or hired subcontractors and/or his delegates, he will be liable to any damage and/or caused to the body and/or properties deriving from the Tenancy’s maintenance or the use and/or act and/or omission of the Tenant and/or his delegates, suppliers and/or his customers and/or his delegates, unless the damage was caused as a result of direct negligence of the Lessor and/or the management firm and/or their delegates and subject to the Tenant’s liability by law, including contributing negligence. The Tenant undertakes to indemnify the Lessor for any damage or financial expense caused to the Lessor resulting from any claim or request connected to events in the Tenant\s responsibility as detailed above.

18.	Insurance

The parties agree that the following instructions are only tentative, and that the insurance consultant, accepted by the parties, Mr. Uri Orland will determine the final insurance and liabilities sections deriving from this Agreement. Mr. Orland will present within 14 days from this Agreement’s signature ,a written approval and/or amendments, as he may have to the following section. If Mr. Orland will not present his approval as stated, this section will be valid for all purposes:

a.	Without prejudice the Tenant responsibility by this Agreement and/or by law, before the beginning of work in the Tenancy, as may be, the Tenant undertakes to draw up and maintain a contractor’s works’ insurance in the name of the Tenant, the contractors, the subcontractors, the Lessor and the management firm as detailed in the insurance edition attached to this Agreement is an integral part of it and marked as Appendix d’1 (hereinafter “permit to edit the Tenant works’ insurance”)

b.	The Tenant undertakes, without the Lessor’s requirement, to provide the Lessor, not later than the beginning of works in the Tenancy, such as they are, the permit to edit the Tenant works’ insurance, signed by the insurer. The Tenant declares that he is aware that the provision of the stated permit to edit the Tenant works’ insurance is a prerequisite condition to the execution of works in the Tenancy, and the Lessor will be entitled to prevent the Tenant from proceeding with work in the Tenancy if the permit is not delivered before the commencement of work..

The liability’s limits in the third parties insurance that the Tenant edits, as stated in section (2) permit to edit the Tenant works’ insurance (Appendix d’1) are for the sum of 1,000 $ (One thousand US$) multiplied by the Tenancy’s surface minimum 100,000 $, maximum 2,000,000 $ for every event and in accrual for the insurance period; all that subject to the following section t’.

c.	Without derogating from the Tenant’s liability by this Agreement and/or by law, the Tenant undertakes to draw up and maintain the insurances detailed in the permit to edit insurance attached this Agreement and is an integral part of it and marked as Appendix d (hereinafter “permit to edit the Tenant’s insurances”) in a lawfully authorized and renowned Insurance Company (hereinafter “The Tenant’s insurances”). It is clarified that the instructions in section h’ will apply in this section.

d.	The Tenant undertakes, without the Lessor’s requirement, to provide the Lessor, not later than the opening of the Tenant’s business in the Tenancy or

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before the introduction of any asset in the Tenancy (apart from assets insured in the work under the above section a’) – whichever comes first – the stated permit to edit the Tenant’s insurances, signed by the insurer. The Tenant declares that he is aware that the provision and/or updating of the permit to edit the Tenant’s insurances are an advance and prerequisite condition to the opening of the Tenant business in the Tenancy and/or to the introduction of any asset in the Tenancy (apart from assets insured in the work under the above section a’), and the Lessor will be entitled to prevent the Tenant from opening his business in the Tenancy and/or to the introduction of any asset in the Tenancy if the permit was not delivered before the above stated date.

e.	The liability’s limits in the third parties insurance that the Tenant edits, as stated in section (2) permit to edit the Tenant’s insurances (Appendix d’) are for the sum of 3,500 $ multiplied by the Tenancy’s surface minimum 250,000 $, maximum 5,000,000 $ for every event and in accrual for the insurance period; all that subject to the following section t’.

f.	It is agreed that the Tenant may not draw up a Loss of Income insurance, in full or in part, as detailed in section (4) to the permit to edit the Tenant’s insurances (Appendix d’), but the following section j’ will apply for any income loss as stated above as if an insurance was edited.

g.	It is agreed that the Tenant may not draw up an insurance for glass breakages, as detailed in section (1) to the permit to edit the Tenant’s insurances (Appendix e’), but the following section j’ will apply for any income loss as stated above as if an insurance was edited.

h.	If, in the Tenant’s opinion, an additional insurance policy is necessary, and/or supplement to the Tenant’s insurances as stated, a section on subrogation will be included as stated in the section 1 of Appendix e to the benefit of the Lessor and the Management firm and their delegates, and the insured name will be extended to include the Lessor and the Management firm, for liabilities insurance, subject to the cross liability section.

i.	The Tenant undertakes to update the insurance amounts for policies edited according to sections (1) and (4) of the permit to edit the Tenant’s insurances (Appendix d’), from time to time, and/or at the Lessor’s request, so as to always represent the full value of the insured subject.

j.	the Tenant declares that he will make no complaint and/or request and/or no claim against the Lessor, the management firm and their delegates as well as to the other rights- holders in the building, for whom, in their tenancy agreement ,or any other agreement that grant them rights in the building , includes a parallel exemption toward the Tenant, for damage for which he has an indemnification right (or for which he has an indemnification were it not for the deductible fixed in the policy) in the policies edited according to section(1) permit to edit the Tenant works’ insurance (Appendix d’), and section(1) and (4) of the permit to edit the Tenant’s insurances (Appendix d’) and the Lessor hereby discharges the detailed above from any liability to damage for which he is entitled to the stated indemnification, provided that the waiver from liability will not apply to a person who willfully caused the damage.

k.	For avoidance of doubt it is clarified, that failure to present the policies on time, as stated in the above sections b’ and d’, will not harm the Tenant’s undertakings from this Agreement, including, and without derogating from the stated generality, any payment liability of the Tenant. The Tenant undertakes to fulfill all his undertakings deriving from this Agreement even if he will be prevented from executing works and/or receiving the possession of the

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Tenancy and/or entering assets in the Tenancy and/or inaugurating his business in the Tenancy, due to not presenting the policies on time.

l.	Within 14 days before the end of the Tenant’s policies, the Tenant undertakes to deposit with the Lessor a certificate of the edition of the said policies as stated in the above section d’ for the extension of an additional period, in every insurance period, and as long as this Agreement is valid.

m.	The Lessor may examine the policies certificates that the Tenant provides as stated in the above sections b’ and d’ and the Tenant undertakes to make every change or amendment to comply with the Tenant undertakings as stated in this section 18. The Tenant declares that the Lessor right to examine the policies certificates and his right to instruct the Tenant to make changes or amendments in the Tenant’s policies as stated above, does not impose on the Lessor or his delegate any responsibility and liability for the stated policies certificates, their essence, their scope their validity, or their absence, nor does it diminish any liability imposed on the Tenant by this Agreement.

n.	The Tenant undertakes to abide by the conditions of the insurance policies he has edited, to pay the insurance fees in full and on time, and to care and ensure that the Tenant policies be renewed from time to time as necessary and be valid throughout the Lease period.

o.	The Tenant undertakes to abide by the safety instructions that will be published from time to time by the Lessor and/or the management firm and the Tenant also undertakes to refrain from and/or not allow others to do any act or omission in the Tenancy and/or the building that might cause an explosion and/or a fire and/or anything that might endanger human lives or the building.

p.	The Tenant undertakes that if the Lessor and/or the management firm are charged additional insurance fees payment beyond the normal, deriving from the Tenant’s activities, the Tenant will pay the Lessor and/or the management firm, as applicable, the stated addition, immediately on first demand.

q.	For avoidance of doubt it is hereby agreed that setting the liabilities limits in the above sections b’ and d’ is in the realm of a minimal request applying to the Tenant, and that the Tenant should examine his exposure to liability and decide accordingly as to the liabilities limit. The Tenant declares and agrees that he surrender the right to raise any complaint and/or request toward the Lessor and/or the management firm and/or their delegates, in connection to the stated minimal liabilities limits.

r.	Without prejudice the generality of aforesaid in §17, the Tenant will be liable to every claim that the Lessor might bear resulting from the violation or non compliance of legal instructions, or license by the Tenant or resulting from the Tenant’s liability violation of any undertaking by this agreement, and he will indemnify the Lessor for any connected expense or damage that will occur, if any.

19.	Transfer and Assignment of Rights

a.	The Tenant cannot transfer his rights in the Tenancy and rights deriving from this agreement, or allow any use of the Tenancy as a whole or in part, to others, whether for payment or not, directly or indirectly, unless the Tenant receives advance explicit written authorization from the Lessor. The Lessor will not refuse to give his agreement but for reasonable causes, according to the project essence; all that subject to the condition that the Tenant and the sub-tenant will unconditionally comply with the provisions of this Agreement and the management agreement with all the sections and appendices.

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Notwithstanding the stated, it is hereby agreed:

(1)	The Lessor will be entitled to lease the Tenancy, in sublease as a whole or in part, as fit him, provided that he notify the Lessor in writing 30 days in advance, and will continue to be liable for all his undertakings to the Lessor deriving from this Agreement, during all the Lease period, for all the leased area, including the area leased in a sublease; all that subject to the subtenant activities being compatible with the building’s character.

(2)	The Lessor will be entitled to lease the Tenancy, in sublease as a whole or in part, to a related company, without prior notification to the Lessor, and it is clarified that the Tenant will continue to be liable for all his undertakings to the Lessor deriving from this Agreement, during all the Lease period, for all the leased area, including the area leased in a sublease; all that subject to the subtenant activities being compatible with the building’s character.

b.	The Lessor will be entitled to sell and transfer his rights on the land and/or the structure and/or any of its many units including the Tenancy or any of its parts and/or his rights by the Agreement, or pledge or mortgage without prior agreement from the Lessor, provided that the Tenant’s rights deriving from this Agreement provisions and/or by law will not be harmed and that this Agreement’s provisions will apply on all the transferees, with the necessary changes.

c.	Notwithstanding the stated, the Lessor may transfer, assign, endorse and pledge to another, all his rights for rents deriving from this Agreement, and the Tenant will act according and in line with the written provisions that will be supplied for this matter by the Lessor.

20.	Primary clauses and Compensation Agreed in Advance

a.	It is hereby agreed that the sections 2b’, 3-5, 7-12, 15-19’s provisions are primary and basic sections of this Agreement according to the meaning of this term by the Contracts Law (Remedies for contract violation) 1970. Violation of these sections, or any of them, will be deemed a material violation of this term’s intent in the Contracts Law (Remedies for contract violation) 1970.

b.	Violation of sections 2b, 8-12, 5, 14-18 of this Agreement will grant the Lessor, in addition to all the accepted remedies, the right for indemnities of a fixed sum, of 5 months’ rent including VAT (hereafter: “the agreed indemnities”). The agreed indemnities will be index linked, starting at the basic index and up to the index at the time of payment. The parties declare hereby that the sum of the agreed indemnities is acceptable and reasonable, and was determined by them according to the damage they foresee in case of a fundamental violation of this Agreement.

The parties agree that the Lessor will not be allowed to claim a fundamental violation of the Agreement unless the Tenant was informed of this violation and has not repaired it within 15 days. These sections will not apply to delay in contribution according to this Agreement. This section does not diminish from a party’s obligation to repair a violation as soon as it happens, and is not a cause for delay in the party’s obligation to repair the violation.

c. Without prejudice the Tenant’s obligations according to this Agreement, it is hereby agreed that a delay in rent and/or any other payment due according to this Agreement will bear interest as defined in this Agreement, starting from the first day of delay, in addition to the remedies granted by this Agreement and/or by

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law. It is hereby agreed that a delay of up to 5 days in payment will not be considered as a delay as defined in this section.

d. A delay in transferring the holding and/or in issuing an certificate for occupancy from the Jerusalem Fire Department, and/or a delay in execution of the envelope in a way that will delay occupation of the property by the Tenant – will grant indemnities in the sum of one months’ rent for each months’ delay (as well as interests for the money paid and the sum of the bank guarantee) from the Lessor to the Tenant, according to appendix A1.

21.	Cancellation of the lease and the Agreement

The Tenant agrees and undertakes that in spite of the instructions in this Agreement regarding the lease period, the Lessor will be allowed – but not obliged – to cancel this Agreement and evict the Tenant from the property with a unilateral notice given 14 days in advance and in writing, provided that the Tenant was given the opportunity to repair the violation for each one of the cases specified hereunder:

a. If the Tenant, or one of his representatives, has violated and/or failed to comply in time with one of the terms and/or commitments of the fundamental sections.

b. The Tenants has violated this Agreement in a non-fundamental way and has not repaired it within 30 days of being asked to do so.

c. If the Tenant and/or his assets, in full or in part, were appointed receiver and/or a liquidator (including a temporary one) and/or if he was declared bankrupt, as the case may be.

d. If the Tenant is incorporated and has changed ownership, and the Lessor has not given written consent within 14 days of being informed of the change. The Tenant is obliged to inform the Lessor of every changed as specified, within 7 days of the change.

For each of the above-mentioned cases, the instructions specified in section 22 will apply. In addition, the Tenant will be responsible for reimbursing the Lessor and the management firm, at their first request, for all costs, damages and losses accrued and that will be accrued due to violation of the Agreement by the Tenant.

22.	Evacuation of the property
a.	The Tenant hereby agrees to evacuate the property at the end of the lease period or upon cancellation of this Agreement, for any reason, according to the earlier date as the case may be, and to return the property solely to the Lessor, or to any party designated by him, when it is clean, unoccupied and with its systems in good order, apart from reasonable amortization. In spite of the above, as for facilities and systems that were installed in the property, the Tenant will leave these facilities in the property, as specified in section b hereunder, with no claims for contribution on his behalf. All works required for the above will be performed before the lease period ends or is cancelled according to this Agreement, and following the instructions of an engineer appointed by the

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Lessor, and in any case will be done without damaging the structure and/or its systems and/or the routine activities of its occupants.

b.	Unless agreed otherwise in writing, it is hereby agreed that all changes and/or modifications and/or renovations and/or facilities and/or systems and/or additions which are not mobile that will be performed and /or installed in the property by the Tenant and/or the Lessor and everything else that is connected to the property (following: “the facilities”) will, at the end of the lease period, or at the expiration of this Agreement, be transferred to the sole ownership of the Lessor. The Tenant hereby undertakes not to mortgage or endow a third party with any rights to the above-mentioned facilities and systems. The Tenant hereby waves any claim connected to the above. Regarding the above mentioned connected facilities, it is hereby clarified and agreed that the above does not diminish from the Lessor’s right to request the Tenant to evacuate or remove any such connected facilities or facilities as mentioned above or to perform any action that will return the property to its state at the time of occupancy, and the full cost of the works required for this will befall to the Tenant. To dispel any doubt, it is clarified that the above does not allow the Tenant to perform any change against the instructions of this Agreement.

c.	In addition, and without prejudice the remedies and indemnities granted to the Lessor according to this Agreement and/or by law, the Tenant hereby agrees that if he will not evacuate the property and return it to the Lessor, as required in section a above, he will pay the Lessor an agreed sum for each day’s delay, equal to 1.5 times the daily rent for the first three months of the violation, and 2 times the daily rent for each additional day, with no need to present proof of damages. This sum will be linked to the index, starting at the basic index and up to the index at the time of actual evacuation. The parties agree that this sum is an agreed, fair compensation for the Lessor due to the delay in evacuating of the property as detailed above, without prejudice to the Lessor’s right to any other remedy and/or to a higher compensation, including compensation charged to the Lessor, if applicable, on behalf of a future Tenant. In addition, in case of failure to evict, the Tenant will bare all the legal costs accrued in order to evict him from the property and in order to collect the sums due to the Lessor as a consequence of non-evacuation, including but not limited to fees for expert opinions, legal fees, including interest and linkage differentials due to these costs.

Without prejudice to the above it is clarified that as long as the property has not been cleared of objects and facilities that the Tenant was requested to evacuate and was not delivered to the Lessor as required in section a above, including if the parties undertake negotiations for extension of the lease period and/or changing one of the terms of the lease Agreement, the Tenant will be responsible, in addition to all other remedies, for the obligations and payments he committed to in this Agreement for the duration of the lease period, including, but not limited to, rent payment (the higher sum of adjusted basic rent or adjusted rent), city tax, management fee, electricity etc. It is hereby clarified that the above does not allow, or imply, that the Tenant may not evacuate the property at the end of the lease period as specified in section a’ above.

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d.	If the Tenant did not evacuate mobile objects and/or facilities as requested, or any part of them, the Lessor will have the right to dismantle them, clear them or store them, at the cost and at the responsibility of the Tenant, or alternatively receive ownership of them without paying any indemnity and/or compensation and/or reimbursement and/or payment and the Tenant waves any claim connected to it. Without prejudice to anything stated elsewhere, if the Agreement is terminated due to violation by the Tenant and/or if the Tenant owes money due to this Agreement, including, but not limited to, city tax, electricity, management fee and rent, the Lessor will have lien rights over the facilities. If the Lessor requested the evacuation of the objects and/or facilities and all of them or part of them was not evacuated, then, in order to collect the appropriate usage fees determined in section c, the Lessor will be considered as if he didn’t evacuate the property as long as he did not dismantle and remove all objects and facilities from the property and did not return the property to its state at the time of delivery.

23.	Collaterals

In order to guarantee the fulfilment of this Agreement and the management agreement by the Tenant, the Tenant will deposit the following securities with the Lessor, upon signature of this Agreement and as a condition for obtaining hold of the property:

a. An autonomous, unconditional bank guarantee, which can be paid at the first request with no explanation, for a sum of 1,274,372 US dollars (one million two hundred seventy four thousand and three hundred seventy two $US) (equivalent to rent and management fee, including VAT, for 12 months rent, that is for envelope and finishing works, following: “the guarantee” or “the Collaterals”) as specified in appendix e, and according to the terms specified above and hereunder. The guarantee will be issued on behalf of the Lessor. The guarantee will be unconditional, transferable, and can be forfeited in dull or in part at all times. The guarantee will be linked to the representative rate of the US dollar. The guarantee will be valid upon signature of this contract and for the duration of the lease period, as well as an additional six months, and it will be renewed from time to time, one month before it expires, until the end of the additional lease period and six months following the additional lease period. All expenses linked with issuing the guarantee will be at the cost of the Tenant. If the guarantee is forfeited by law and/or according to this Agreement, the Tenant agrees to deposit, immediately upon forfeiture, and additional guarantee, following the wording and conditions detailed above.
To dispel any doubts, if the rent increases, the Lessor will immediately increase accordingly the sum of the guarantee.

b. Without prejudice to the rest of the instructions in this Agreement, the Lessor may forfeit the Collaterals, realize the Collaterals, after giving the Tenant 10 business days’ notice, as follows:

(1)	If the property is not evacuated at the agreed date, the Lessor may realize the Collaterals in full or in part, such that the money paid will be considered, among others, as the agreed, pre-estimated compensation determined in this Agreement.

(2)	If a payment specified in this Agreement, or in the management agreement, is not made by the Tenant, the Lessor may realize the Collaterals in the sum

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of the required payment, in addition to linkage differentials, fines, interests for delay, and all other expenses he accrues.

If failure to pay is a fundamental violation of this agreement, the Lessor may realize the Collaterals in the sum owed or in the sum of the agreed indemnity specified in this contract, the higher of the two.

(3)	In the case of damage or loss to the property and/or its content, befalling to the Tenant, as defined in this agreement and/or the management agreement, the Lessor may realize the Collaterals in the sum required for repairs with an additional 20% for handling fees. “Repair” includes replacement.

(4)	In the case of any fundamental violation of this Agreement, which is not repaired within 7 days, and in the case of any non-fundamental violation which is not repaired within 14 days from the time when the Tenant was given written notice by the Lessor and/or the management firm and/or their representative.

c. The Collaterals specified in this section, and/or the realization of any part of it may not be considered as a waver by the Lessor and/or the management firm for any additional remedy against the Tenant, be these specifically stated in the Agreement or in the management agreement or whether they are due to the Lessor by law, or to limit the sum of indemnities or damages that the management firm and/or the Lessor may claim or collect from the Tenant.

d. According to the instructions detailed in this section, the Collaterals will be returned to the Tenant at the end of the lease period, at the earliest among the following: (1) 3 months after the lease period; or (2) if the Tenant presents the Lessor with all proofs that all payments due by the Tenant were made up to the end of the lease period. It is clarified that if the Lessor realizes the Collaterals or part of it, the Tenant will receive, at the specified date, the remainder of the Collaterals and/or the remaining sums in the Lessor’s possession, if applicable, after realization of the Collaterals the Lessor will not mortgage and/or transfer the guarantee to any third party, except for realization of the guarantee through the issuing bank.

24.	Ownership – seizure of the property by the Lessor

Without prejudice to this Agreement and in addition to all remedies and indemnities given to the Lessor according to this Agreement and/or by law, it is hereby agreed:

a. At the end of the lease period, and/or if this Agreement expires or is cancelled, the earliest of the above, the Lessor may assume ownership of the property or part of it.

b. If the Lessor does not evacuate the property at the end of the lease period and/or when this Agreement expires and/or is cancelled, the earliest of the above, he will be considered as a trespasser in the Lessor’s property and in every part of it and as a “recent trespasser” starting from the date of due evacuation and until it is actually evacuated. In these cases the Lessor may, according to the law, prevent the Tenant or any of its representatives from entering the property and using it or any part of it. In addition, the Lessor may, among other, use reasonable force, change the locks of the property,

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disconnect and/or give orders to disconnect electricity, water, phone lines, gas, air conditioning and any other service, and prevent the Tenant from accessing the property, including the building.

c. The Tenant hereby allows the Lessor to perform all actions detailed in sections a’ and b’ above, provided that the Lessor acts according to this Agreement.’ The Lessor will bear no responsibility for any kind of damage accrued to the Tenant or his representative or their property, if accrued, due to the Lessor’s actions as specified above, and the Tenant will have no claim in connection with the Lessor’s actions as detailed, even if they caused him damage. Furthermore, the Tenant will pay the Lessor for all costs and damages accrued to him or his representative due to the above-mentioned actions.

d. The Lessor will only act by this section if the Tenant has been given 10 business days advanced notice in writing.

25.	Miscellaneous

a. All payments due by the Tenant to the Lessor according to this Agreement, will be made by the Tenant in the Lessor’s offices or in any other Israeli address, as specified by the Lessor.

b. If the Tenant is more than one person or one legal entity, or if the Lessor is a partnership, the instructions of this contract will befall each individual member of the Tenant or the partnership, as the case may be, and their commitments according to this contract will be joint as well as separate.

c. If the Tenant has any claim towards the service firm, this will not be cause for claim by the Tenant towards the Lessor. The Tenant may not deduct sums due according to this contract for sums due to him from the service firm. The Lessor will in no case be considered as a guarantor for commitments made by the service firm.

d. The Tenant will sign a company decision confirming his commitment to this Agreement, as specified in appendix f.

e. The parties declare and confirm that this Agreement represents all that was agreed between them, and that the parties are not bound by any promise, publication, declaration, presentation, influences and commitments, verbal or in writing, that are not included in this contract, and that were made, if at all, before it was signed.

f. The headers in this Agreement are for convenience only and do not inform of its contents or interpretation.

g. The management agreement and other appendices joined to this Agreement are an inseparable part of it.

h. If any party in this Agreement has paid, following written notice given 7 days ahead, a sum that was owed by the second party by law or according to this Agreement, the owing party will reimburse the paying party the sum paid by him including interests for delay from the date of payment and until its actual reimbursement.

i. The parties choose Jerusalem as the sole jurisdiction for this Agreement.

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j. Any change, amendment or waver of this Agreement or any of its conditions will be done in writing and signed by the parties.

k.  If the Lessor agrees to diverge from the terms of this Agreement, it will not be considered as a precedent and/or a waiver, and will not inform any other case.

l. The Tenant hereby declares that he was informed that attorney Ram Levi represents only the Lessor for this Agreement and for the business transaction it encompasses, and that he may be represented by another attorney.

m. The addresses of the parties are as stated in the introduction and any notice that has to be delivered according to this Agreement or regarding it will be in writing and delivered, personally or by certified mail, to these addresses. If the notice was sent by certified mail, it will be considered as delivered within 72 hours of its sending.

n. It is clarified and agreed that the Tenant may not, at any time, file a warning note on his behalf due to his rights in this Agreement.

o.  This Agreement summarizes and reflects all that was agreed between the parties. No presentation and/or commitment and/or agreement and/or memorandum of understanding and/or publication and/or statement which are not included in this Agreement are hereby cancelled. The parties declare that this Agreement is based on investigation and examination and that no party relied on any information other than what is clearly stated in this Agreement.

In witness whereof, the parties have signed this Agreement as of the date set forth herein:

Atirey Yeda Ltd	Mobileye Sight technologies Ltd

/s/	/s/ Ziv Aviram
The Lessor	The Tenant

Attorney approval

I undersigned, Mr. Hagai Grinspun, attorney for the Tenant, Mobileye Vision Technologies Ltd, hereby confirm that Mr. Hagai Grinspun has signed this Agreement on behalf of the Tenant, and that he is authorized to sign this Agreement and that his signature of this Agreement binds the Tenant to this Agreement for all intents and purposes.

/s/ Hagai Grinspun
Hagai Grinspun, attorney

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Appendix A1

Amendments to the Agreement

In addition to the Agreement and all that is stated within it, the parties hereby agree:

1.	Parking places:
a.	The parties hereby agree that the Lessor leases to the Tenant basement floor -3 (minus three), up to its top, as marked in the enclosed drawing in appendix C of this Agreement.

b.	The Lessor agrees to allow the Tenant to lease 44 standard parking places in addition to the above, for as long as the Tenant remains in the property (in wing C). The distribution of parking places will be as follows: 22 parking places in stacked parking, which will be located in basement floor -3, and 11 parking places in other floors, at the sole discretion of the Lessor, and the Tenant agrees that they might be located in the “Back tech” building.

c.	Should the Tenant lease areas in addition to those described in this Agreement, in building B, the Lessor will allow the Tenant to lease additional parking places, according to the number of standard parking places leased by the Tenant in parking -3 according to this Agreement in wing C, as specified above (meaning, 66 standard parking places in parking -3), from the edge of the decent into basement -3 and until the entrance to basement -2, as described in the enclosed drawing in appendix C of this Agreement. It is hereby agreed that in this case only, the option detailed in section 1b above will not be valid (that is, no option to lease 44 parking places).

d.	Should the Tenant lease wing B in its entirety, then the Tenant may lease all parking places in basement floor -2, that is – in this case the Tenant will have all parking places in basement floors -2 and -3, and only these places.

e.	In spite of section 1b and d above, and with no prejudice to section c above, if the Tenant leases part of wing B, and if the Tenant holds these areas, then the Tenant may receive only 22 stacked parking places in floor -3, provided that these stacked parking places were installed before the Tenant leased wing B in its entirety as specified in section d of this appendix.

f.	It is hereby clarified that the operational parking places and storage rooms in the various parking floors are not part of the leased property and are not included in it, and will remain in the sole possession of the Lessor.

g.	It is hereby clarified that any additional parking place as stated in this section entails additional payment, as stated in section 10a of this Agreement.

2.	Rent:
a.	Rent for the property in envelope state:

For the basic lease period, the Tenant will pay the Lessor a monthly rent of $11.5 (Eleven $US and fifty cent) per square meter (gross) of leased property,

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as specified in appendix A of this Agreement, as well as $90 (ninety US dollar) for each parking right (following: “basic rent”).

b.	For the additional period, the rent will increase by 10% (ten percent) compared to the rent at the end of the previous period (following: “the adjusted rent”). The basic rent and the adjusted rent will be referred to hereafter in short as “rent”.

c.	Rent and all other payments stated in dollars in this Agreement will be translated and paid in New Israeli Shekels, according to the representative rate of the dollar at the time determined for each payment, according to this Agreement.

d.	Rent due to adjustments in the property – with no prejudice to section 10 of this Agreement and its addendums, it is hereby agreed that the Tenant will submit for approval by the Lessor programs for internal adjustment of the property (following: “approved internal programs”). It is hereby agreed that the Lessor will bear the cost of 25%, and the Tenant will bear a total of 75% of the total investment in the approved internal adjustments, and in no case will the Lessor bear the cost of more than 300 US dollar per gross square meter, and thus it is hereby clarified that every sum above this sum will be paid by the Lessor. To dispel any doubts, it is hereby clarified that the Lessor will only bear the executional costs that were accrued directly in order to perform the adjustment works and to pay the contractors.

e.	In addition to section 10 of the Agreement, it is hereby agreed that if after the Tenant realizes of the option to increase the term of the lease, should the market prices increase or decrease by more than 15% of the rent actually paid to the Lessor, than each party may ask the other party to update the rent, by joint request to a pre-agreed appraiser, who will determine the monthly rent due to the Lessor for the property.

f.	In addition to the rent specified in section 10 of the Agreement, it is hereby agreed that for the duration of the lease period determined in the Agreement, the Tenant agrees to pay the Lessor an additional 1 US dollar per month for each 100 US dollar per gross square meter investment that was actually made for adjusting the property to the Tenant’s needs, and for example an investment of $275 per square meter by the Lessor will entail payment of a total of $2.75 per square meter per month.

g.	Since it is not possible to determine the final rent upon signature of this Agreement, the parties hereby agree that for the purpose of deposits and securities the monthly rent will be estimated at $75,000, excluding management fee and VAT.

3.	Realization of lease extension option:
a.	The following will be added to the end of section 10b of the Agreement: “should the market prices increase or decrease by more than 15%, than each party may ask to update the rent. The parties agree that the rent for the property will be determined by a pre-agreed appraiser, who will determine the monthly rent due to the Lessor for the property”.

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b.	Sub-section d will be added to section 10 of the Agreement, stating: “should the Tenant not realize the option granted to him in the Agreement, the Tenant will reimburse the Lessor a total of 36% of the total investment made by the Lessor in the property, and no less than $500,000” plus VAT.

4.	Management fee:

a.	The parties agree that the Tenant will bear the management fee for the property, according to all of the Lessor’s expenses, of any kind, made for day to day maintenance of the property, including all treatments and repairs needed, at the sole discretion of the Lessor, with an additional profit of 12.5%.

b.	The Lessor will present to the Tenant, from time to time, the expenses made in relation to section 4a of this appendix.

5.	Sublease:

a.	In spite of anything stated elsewhere, the parties agree that an area of approximately 611 square meters on the first floor of the property, as described in appendix A of the Agreement, will be adjusted to the Tenant’s needs (following: “sublease”). It is hereby agreed that each party will bear the cost of a total of 50% from the cost of the required, approved adjustment works, as stated in the Agreement, but it is agreed that the Lessor will not pay more than 200 US dollars per gross square meter. The sublease will be leased to a third party for two years (24 calendar months) from the date of occupancy stated in section 6a of the Agreement (following: “sublease period”).

b.	The Lessor will be responsible for the sublease and the income from rent of the sublease to a third party will be given to the Lessor. For the duration of lease according to this section, the Tenant will not pay city taxes.

c.	During the sublease, the Tenant will pay the Lessor a total of 2 US dollars per meter per month rent, whether the sublease has been leased to a third party or not.

d.	In addition to section 5b above, and only if the sublease will remain empty, the Tenant will bear an additional cost of 0.5 US dollar per square meter per month rent for the investment made by the Lessor in order to adjust the sublease.

e.	Should the Tenant decide to lease the sublease before he has gained possession of the property as stated in section 6 of the agreement, than the Tenant will pay the Lessor a total of $11 US dollars for the sublease. It is hereby clarified, to dispel any doubts, that at the end of the sublease period (i.e., after two years), the Tenant will pay the Lessor for the sublease as stated in section 10 of the Agreement and defined as the basic rent in the Agreement (that is 11.5 US dollars for the basic rent period), in addition as stated in section 2c, d above with regards to rent due to works performed to adjust the property to the Tenant.

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f.	At the end of the two years specified in section e above, the sublease will be given to the Tenant according to the Tenant’s plan and execution, at its state at the time as is, excluding reasonable wear and tear.

6.	Means of rent payment:

a.	In spite of what is stated in section 11 of this Agreement, it is hereby agreed that upon signature of this Agreement the Tenant will pay the Lessor rent for the first quarter of the first year of leasing. Following that, the Tenant will pay the total of the last three quarters of the first year directly to the contractors performing the adjustment works, as specified in the Agreement. It is hereby agreed and clarified that the payments made to the contractors performing the adjustment works are subject to pre-approval by the Lessor before they are issued. The Lessor will give the Tenant a tax invoice for payment of rent following payment to contractors performing adjustment works.

b.	Starting with the second year of leasing, the rent will be paid in advance for each quarter.

7.	Lease starting date:

a.	the starting date for the lease is five and a half months from transfer of the total leased property for preliminary adjustment works (no later than 15.4.2008), provided that until this date the Lessor will present the Tenant with a #4 form for the envelope and a certificate of occupancy from the Jerusalem Fire Department (following: “the certificates” and “the lease starting date” accordingly).

It is hereby clarified that should the Tenant use the property before receiving the above-stated certificates, he will pay the monthly rent.

b.	Within 60 days from the signature of this contract, the Tenant will submit for the sole approval of the Lessor plans for the adjustment works of the property (following: “adjustment work plans”). In addition, within 100 days from the signature of this contract, the Tenant will present the Lessor with an approval from the fire department for the adjustment work plans (following: “fire department approval from the Tenant”).

c.	The responsibility for presenting the certificates described in section 7a of this appendix is the Lessor’s, provided that: a) the fire department approval from the Tenant will be presented to the Lessor within 100 days from the signature of this Agreement; b) the adjustment works that were granted fire department approval will be finished within 4 months from the Tenant’s gaining possession of the property. To dispel any doubts, it is hereby clarified that if the #4 form is delayed due to reasons that are unrelated to the Lessor and/or not under his responsibility, but under the Tenant’s responsibility, than the parties will consider the date when the Tenant was given notice by the Lessor with regards to his as the de facto lease starting date as stated in section 6 of the Agreement.

d.	After receiving full possession of the property, the Tenant will be obliged to complete the adjustment works within only five and a half (5.5) months from receiving full possession of the property.

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e.	After receiving the certificates described in section a’ above, and after performing the works described in section 7d of this appendix above, the Tenant will inhabit the entire property, as one.

f.	Any delay in transferring possession and/or in receiving a certificate of occupancy from the Jerusalem Fire Department and/or delay in completion of the envelope in a way that delayed occupancy of the property by the Tenant will entail compensation of one month’s rent for each month’s delay.

8.	Leasing additional areas in wing B:

a.	Should the Tenant desire to lease areas in wing B, the Lessor will lease areas in wing B such that the size of these areas will not be greater than one floor in wing B.

b.	In addition, the Lessor will not lease floor 5 for a period greater than 3 years, and floor 4 for a period greater than 4 years and floors 2-3 for a period greater than 5 years, starting with the date when the Tenant was given possession of the leased property in wing C.

c.	To dispel any doubts, it is hereby clarified that these sections do not diminish from the Lessor’s right to lease properties, at his sole discretion, in wing A.

d.	The Lessor will have first right of refusal for any offer to lease areas in wing B only in cases where lease agreements with the Tenants in wing B have ended, at the end of the first year of lease only. It is hereby clarified that apart from this case, the Tenant will have no kind of right of refusal.

e.	The parties hereby agree that the leased areas in wing B which will be leased to the Tenant, as stated in this section, will be leased AS IS and in the same leasing conditions specified in the agreement (as leased to the Tenant in wing C).

f.	The Tenant will pay rent for adjustment works made by the Lessor in wing B for a total of 1 US dollars per gross square meter per month, for each 100 US dollar investment per gross square meter, provided that the cost of the adjustment works done according to this agreement will not be higher than 450 US dollar per gross square meter.

g.	Should the Tenant lease floor 5 from the Lessor, and in spite of anything stated elsewhere, the Tenant will pay the Lessor in cash, upon the start of the lease of this floor, a total of 25% of the investment made by the Lessor

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h.	For the adjustment works performed for the Tenant who has left this apartment. The rest of the rent for the adjustment sums will be according to the section in the agreement.

i.	This section does not include floor 7 in wing B .

j.	Should the Tenant wish to lease areas in wing B according to this Agreement, the Lessor will present the Tenant with all relevant information, including all that is related to lease agreements and performance of adjustment works in this property.

9.	Signs:

The Tenant may install only one sign bearing the company’s “logo” in an area and according to specifications made by the Lessor. The Tenant will comply with all legal instructions concerning installation of this sign. No other sign will be installed in wing C.

10.	Glass wall:

The parties agree that the Lessor will bear the costs for the glass partition on floor 6 which separates wing B and the main hall from the floor’s lobby, instead of constructing a drywall partition.

11.	Leased areas:

The parties agree that should the Tenant not gain approval from a security consultant and the fire department to construct a gradual separation door in the hall between the staircase and the FPS as stated in appendix A of the agreement (property drawings), than he may choose from the following options:

a.	Leasing the staircase and the FSP in floors 2-6 up to the nuclear door as sole authorized entity, with an additional rent of $6 per square meter for each square meter more than the area in the drawing.

b.	Not including these parts in the Tenant’s sole part, and bearing the relative cost of rent according to public area principles.

12.	Miscellaneous:

It is hereby clarified that this appendix takes precedent over the Agreement, and in case of contradiction this appendix will prevail.

In witness whereof, the parties have signed this as of the date set forth herein:

Atirey Yeda Ltd	Mobileye Sight technologies Ltd

/s/	/s/ Ziv Aviram
The Lessor	The Tenant

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Office lease, Hartom 13, Jerusalem (the “Premises”)

By and between Atirey Yeda Ltd (“Lessor”) and Mobileye Vision Technologies Ltd. (“Tenanat”)

The Unprotected Lease Agreement dated January 31, 2008 (the “Agreement”) and Annex A1 (amendment annex) were followed by addendums that were signed between the parties, all pertaining to additional space in the Premises. The main provisions of those addendums and are summarized as follows:

1.	Addendum dated July 27, 2009:

a.	Tenant leased from Lessor additional 20 parking lots in the Premises, for total 1,800 USD.

2.	Addendum dated January 15, 2012, based on which:

a.	Tenant executed his ‘right of first refusal’, though instead of leasing wing B of 5th floor, it was agreed to lease the Tenant 292 sqm (gross) on wing B of 3rd floor, starting from 22 Jan 2012, for monthly rent of $16.17 USD per sqm (gross), in addition to management and maintenance fee.
b.	Tenant also leased 124 sqm (gross) on wing B of 5th floor, starting from Feb 5, 2012, for monthly rent $17.72 USD per sqm (gross), in addition to management and maintenance fee.
c.	In consideration of 25% out of the adjustment works costs invested by Lessor on 3rd floor, which Tenant agreed to pay to Lessor, section 8(g) of the Agreement (which determined certain payments to Lessor) was cancelled.
d.	Expiration date of the lease period will be in accordance with the Agreement (including any extended period). Other terms of the Agreement shall apply.

3.	Addendum dated October 23, 2012:

a.	Tenant leased additional space, parking lots and warehouses in the Premises, the lease periods of each starting from the following dates and expiring based on the Agreement (including any extended period):
i.	wing A of 4th floor 168 sqm (gross), lease period starting from Oct 23, 2012, for monthly rent of $ 17.72 USD per sqm (gross), in addition to management and maintenance fee.
ii.	wing B of 4th floor 137 sqm (gross), lease period starting from March 1, 2013, for monthly rent of $ 17.72 USD per sqm (gross), in addition to management and maintenance fee.
iii.	wing B of 5th floor 168 sqm (gross), lease period starting from Oct 23, 2012, for monthly rent of $ 17.72 USD per sqm (gross), in addition to management and maintenance fee.
iv.	3 additional parking lots lease period starting from Oct 23, 2012 for monthly rent of 90 USD, each.
v.	2 warehouses, each of 32 sqm (gross), on floor (-2) - starting from Oct 23, 2012 and on floor (-3) - starting from June 10, 2012), for monthly rent of $ 8.8 USD per sqm (gross), in addition to management and maintenance fee.
vi.	Other terms of the Agreement shall apply.

On September 9, 2013, a written notification to Lessor sent by Tenant, Re: exercising both Tenant’s option to extent the lease term and Tenant’s ‘right of first refusal’ pertaining to wing B of 2nd floor, starting from March 1, 2014 and ending on the “Extended Lease Term”.

On June 14, 2010, an Arbitration Judgment was received, in which the Lease starting date was determined as March 1, 2009.

Addendum to the Unprotected Lease Agreement

Signed on June 30, 2014

Between:

Atirey Yeda Ltd Incorporation Number: 51- 276926-6

Address: Dizengoff 221a, Tel Aviv,

Hereinafter: “The Lessor”

On one hand;

And:

Mobileye Vision Technologies Ltd

Incorporation Number: 51- 2700436

Address: Hartom 12, Har Hotzvim

Jerusalem

Hereinafter “the Tenant”

On other hand;

Whereas:	The Lessor and the Tenant signed on January 31, 2008 an unprotected Lease Agreement including Appendices, among others the Appendix A’ 1 (Amendments to the Agreement’s Appendix), relating to the Tenancy located at Hartoom 13, Har Hotzvim, Jerusalem (Hereinafter together: “The Lease Agreement”); And additionally, at different following later dates, amendments were agreed on the Lease Agreement, in which the Lessor leased to the Tenant additional spaces in the Building (“Addendums to the Agreement”);

And whereas:	On 9/9/2013, the Tenant notified the Lessor of his wish to materialize his right to lease the 2nd floor in the building’s wing B (Hereinafter: - “The floor 2B”), for the period starting on March 1, 2014 (which is the beginning of the extended period), and that from this agreement’s Addendum’s time of signing and until the estimated date of July 31, 2014, floor 2B is leased to Shas, the World Sephardi Federation of Torah Observers (Hereinafter: - “Shas”), and had meanwhile not be delivered to the Tenant.

And whereas:	In view of the above, the parties reached an agreement whereby the B2 floor plus 11 parking spaces located on the parking level (-2) will be delivered from 21/5/2014 and these will be subleased by the Tenant to Shas, and also that the Lessor will lease to the Tenant 7 additional parking spaces, that, on signing this Addendum, are free from any entitled tenant, in a way and subject to the terms specified in the following Addendum;

And whereas:	The parties disagree about rent which apply to the Extended Lease period (as defined in the Lease Agreement), as were set in the Lease Agreement’s.

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Thus stated, it was stipulated and agreed between the parties as follows:

1.	The preamble constitutes an integral part of this Addendum. Unless otherwise provided herein, all the terms in this Addendum shall have the same meaning assigned to them in the Lease Agreement.

2.	The Lessor hereby leases to the Tenant and the Tenant rents from the Lessor the premises as listed below:

2.1.	A total gross area of approximatively 853 m2 (731 m2+122 m2) on the Building’s (-1) floor, marked as A and B1 (Hereinafter together: “The (-1) floor area”), plus a gross area of approximatively 74 m2 marked as “The Archive area” (Hereinafter: “The warehouse”), as described in this Addendum’s attached blueprint, and marked A’.

2.2.	An area of approximatively 303 m2 in floor 0, as described in this Addendum’s attached blueprint, and marked B’. (Hereinafter: “The 0 floor area”).

2.3.	A gross area of approximatively 292 m2 in floor B2, as described in this Addendum’s attached blueprint, and marked C’.

2.4.	18 parking spaces located on the Building’s parking level (-2), as described in this Addendum’s attached blueprint, and marked D’. (Hereinafter: “The (-2) floor parking spaces”).

3.	The Lease Period of floor B2 and the 11 (-2) floor parking spaces is starting from, May 21, 2014, while for the other spaces which are subject to this Addendum, the Tenancy’s period will start from the date of signing this Addendum, subject to their actual delivery to the Tenant. The Lease Period for all the spaces which are subject to this Addendum will end at the conclusion of the Extended Period.

4.	It is hereby clarified that the Tenant intends to use the warehouse as a servers’ room, and in this connection, the Lessor declares that the carrying capacity of its floor is approximatively 1,500 kg/ m2.

5.	Adjustments works:

5.1.	All the adjustment works in the spaces which are subject to this Addendum, will be executed by the Tenant and at his expense. By signing this Addendum, the Lessor approves the adjustment works’ plans presented by the Tenant.

5.2.	In view of the adjustment works to be performed on the (-1) floor area according to this Addendum, the Tenant will not be charged during the first month of the tenancy’s period for rent and adjustments fee for the (-1) floor area.

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6.	In respect to all the spaces which are subject to this Addendum, the rent will be paid by the Tenant to the Lessor according to the Lease Agreement’s terms, except for the warehouse rent that will be charged in accordance with that stated in the Addendums to the Lease Agreement for warehouses. Notwithstanding the foregoing, the parties agree that in respect to an area of approximatively 25 m2 on the (-1) floor, the monthly rental fees will be reduced by 20% per the Extended Tenancy Period.

The parties agree that setting the amounts in this Addendum, does not constitute an admission and / or harm in any manner to any of the parties’ claims raised prior to the signing of this Addendum, pertaining to the rent applicable to the leased premises (including the areas subject to this Addendum) in the Extended Period.

Each of the parties reserves the right to raise his claims in this matter at any time as it sees fit.

Each of the parties shall be precluded from claiming that by signing this Addendum, the other side has disclosed his opinion and / or consent regarding the appropriate level of rents in respect of the leased premises.

For avoidance of doubt, the parties agreed that all future agreed consent regarding the rent, including by way of judicial decision, will apply retroactively to the spaces which are subject to this Addendum as well.

7.	In addition to the rent, the tenant will pay the lessor rent for adjustment works invested by the Lessor in accordance with the calculation set forth in Section 8 (f) of Appendix A’1 (Amendments to the Agreement’s Appendix), and as follows:

7.1.	For floor B2 and the 0 floor area and the B1 spaces in floor (-1), adjustment fee of $ 7.52 will be paid monthly for every gross m2.
7.2.	For the A area in floor (-1), adjustment fee of $ 1.94 will be paid monthly for every gross m2.

8.	Except of the foregoing, the Lessor declares that all the other spaces which are subject to this Addendum are free from any person entitled to hold them by law, and the Lessor will deliver them by the effective date of this lease according to this Addendum, free from any person or goods and in proper and appropriate condition for immediate occupancy.

9.	Subject to this Addendum, all the terms of the Lease Agreement, including all appendices and additions will persist with no change, except for the provisions of this Addendum that will prevail on the Lease Agreement. All the other Lease Agreement’s terms shall apply to this Addendum.

In witness whereof, the parties have signed this:

Atirey Yeda Ltd	Mobileye Vision Technologies Ltd.

/s/	/s/ Ofer Maharshak
The Lessor	The Tenant

/s/ Pinchas Segal
The Tenant